EXHIBIT 99.1



                            ASSET PURCHASE AGREEMENT


                                  BY AND AMONG


                                 ALTIRIS, INC.,


                                       AND

                                  PREVIO, INC.

                                       AND

                                PREVIO ESTONIA OU







                               AS OF JULY 15, 2002



                                                    TABLE OF CONTENTS
                                                                                                                   PAGE
                                                                                                                   ----

Article 1 DEFINITIONS.................................................................................................1
         1.1      Capitalized Terms...................................................................................1
         1.2      Construction........................................................................................7

Article 2 PURCHASE AND SALE...........................................................................................8
         2.1      Purchase and Sale of Assets.........................................................................8
         2.2      Delivery of Acquired Assets.........................................................................9
         2.3      Assignments; Stock Transfer.........................................................................9
         2.4      Transfer of Product Software Copyrights.............................................................9
         2.5      Transferred Contracts..............................................................................10
         2.6      Further Assurances; Post-Closing Cooperation.......................................................10
         2.7      Assumed Liabilities................................................................................11
         2.8      Excluded Liabilities...............................................................................11
         2.9      Excluded Assets....................................................................................12
         2.10     Liabilities of Sub.................................................................................12
         2.11     Support Related to Certain Customer Contracts......................................................12

Article 3 CLOSING AND PURCHASE PRICE.................................................................................12
         3.1      Closing............................................................................................12
         3.2      Purchase Price; Working Capital Reimbursement......................................................12
         3.3      Allocation of Purchase Price.......................................................................13
         3.4      Transfer Taxes.....................................................................................13

Article 4 REPRESENTATIONS AND WARRANTIES OF SELLER...................................................................13
         4.1      Organization of Seller.............................................................................13
         4.2      Authority..........................................................................................14
         4.3      No Conflict........................................................................................14
         4.4      Transferred Contracts..............................................................................14
         4.5      Consents...........................................................................................15
         4.6      Support Contracts..................................................................................15
         4.7      Liabilities........................................................................................15
         4.8      Restrictions on Business Activities................................................................16
         4.9      Title to Properties; Absence of Liens and Encumbrances; Condition of Equipment.....................16
         4.10     Customers and Sales................................................................................16
         4.11     Intellectual Property..............................................................................17
         4.12     Litigation.........................................................................................20
         4.13     Brokers' or Finders' Fees..........................................................................20
         4.14     Tax Matters........................................................................................20
         4.15     Power of Attorney..................................................................................21
         4.16     Affiliated Transactions............................................................................21
         4.17     Compliance with Laws...............................................................................22
         4.18     Product Warranties.................................................................................22
         4.19     Complete Copies of Materials.......................................................................22

                                                          -i-
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                                                    TABLE OF CONTENTS
                                                      (continued)
                                                                                                                   PAGE
                                                                                                                   ----
         4.20     Bulk Transfer Laws.................................................................................22
         4.21     Excluded Liabilities...............................................................................22
         4.22     Acquired Assets....................................................................................22
         4.23     WARN Act...........................................................................................22
         4.24     SEC Filings; Seller Financial Statements...........................................................23
         4.25     Representations Complete...........................................................................23

Article 5 REPRESENTATIONS AND WARRANTIES OF SELLER AND SUB...........................................................24
         5.1      Organization.......................................................................................24
         5.2      Authority..........................................................................................24
         5.3      Capital Stock of Sub...............................................................................24
         5.4      No Conflicts.......................................................................................25
         5.5      Consents...........................................................................................25
         5.6      Financial Statements...............................................................................25
         5.7      No Adverse Changes.................................................................................25
         5.8      Tax Returns and Audits.............................................................................26
         5.9      Title to Assets....................................................................................27
         5.10     Real Property......................................................................................27
         5.11     Personal Property..................................................................................27
         5.12     Contracts..........................................................................................28
         5.13     Intellectual Property..............................................................................28
         5.14     Insurance..........................................................................................32
         5.15     Employee Matters...................................................................................32
         5.16     Litigation; Compliance; Permits....................................................................33
         5.17     Environmental Compliance...........................................................................34
         5.18     Corporate Records..................................................................................34
         5.19     Bank Accounts; Power of Attorney...................................................................34
         5.20     Warranties.........................................................................................34
         5.21     Foreign Corrupt Practices..........................................................................34
         5.22     Complete Copies....................................................................................35
         5.23     Disclosure.........................................................................................35

Article 6 REPRESENTATIONS AND WARRANTIES OF BUYER....................................................................35
         6.1      Organization, Good Standing and Qualification......................................................35
         6.2      Authority..........................................................................................35
         6.3      No Conflict........................................................................................35
         6.4      Consents...........................................................................................36
         6.5      Brokers' and Finders' Fees.........................................................................36
         6.6      Purchase Price.....................................................................................36


                                                          -ii-

Article 7 COVENANTS AND AGREEMENTS...................................................................................36
         7.1      Access.............................................................................................36
         7.2      Operation of the Businesses........................................................................37
         7.3      Conduct Prior to Closing...........................................................................38
         7.4      Confidentiality....................................................................................39
         7.5      Collateral Agreements; Share Purchase Agreement....................................................39
         7.6      Covenant not to Compete or Solicit.................................................................39
         7.7      No Solicitation....................................................................................41
         7.8      Notification of Certain Matters....................................................................41
         7.9      Public Disclosure..................................................................................42
         7.10     Use of Confidential Information....................................................................42
         7.11     Consents...........................................................................................42
         7.12     Benefits Liabilities...............................................................................42
         7.13     Meeting of Stockholders............................................................................42
         7.14     WARN Act...........................................................................................43
         7.15     Reasonable Efforts.................................................................................43
         7.16     Additional Documents and Further Assurances........................................................43

Article 8 CONDITIONS TO THE CLOSING..................................................................................44
         8.1      Conditions to Obligations of Each Party............................................................44
         8.2      Additional Conditions to the Obligations of Buyer..................................................44
         8.3      Additional Conditions to Obligations of Seller.....................................................45

Article 9 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.................................................................46
         9.1      Survival of Representations, Warranties and Covenants..............................................46

Article 10 TERMINATION, AMENDMENT AND WAIVER.........................................................................46
         10.1     Termination........................................................................................46
         10.2     Effect of Termination; Notice of Termination.......................................................48
         10.3     Amendment..........................................................................................48
         10.4     Extension; Waiver..................................................................................48

Article 11 GENERAL...................................................................................................48
         11.1     Notices............................................................................................48
         11.2     Entire Agreement; Assignment.......................................................................49
         11.3     Severability.......................................................................................50
         11.4     Other Remedies.....................................................................................50
         11.5     GOVERNING LAW......................................................................................50
         11.6     Jurisdiction and Venue.............................................................................50
         11.7     Rules of Construction..............................................................................50
         11.8     WAIVER OF JURY TRIAL...............................................................................50
         11.9     Fees and Expenses..................................................................................51
         11.10    Counterparts.......................................................................................51

   EXHIBITS
   --------
   Exhibit A               Form of General Assignment and Bill of Sale
   Exhibit B               Form of Transferred Intellectual Property Rights Assignments
   Exhibit C               Form of Share Purchase Agreement
   Exhibit D               Seller Disclosure Schedule
   Exhibit E               Sub Disclosure Schedule

   SCHEDULES
   ---------
   Schedule 1.1(gg)        Licenses granted pursuant to inbound license agreements
   Schedule 1.1(nn)        Products
   Schedule 1.1(mmm)       Tangible Assets
   Schedule 1.1(ppp)       Third Party Technology
   Schedule 1.1(qqq)       Transferred Contracts
   Schedule 1.1(rrr)       Transferred Intellectual Property Rights
   Schedule 1.1(sss)       Transferred Technology
   Schedule 1.1(ttt)       Transferred Trademarks
   Schedule 2.9            Excluded Assets
   Schedule 4.10           Customers
   Schedule 4.11(a)        Registered Intellectual Property Rights
   Schedule 4.11(g)        Third Party Technology
   Schedule 4.11(o)        Form of Proprietary Rights and Confidentiality Agreement
   Schedule 4.18           Copies of Standard Terms and Conditions of License for Seller
   Schedule 4.22           Intellectual Property Rights or Technology Not Transferable without Consent
   Schedule 5.3            Capitalization
   Schedule 5.6            Financial Statements
   Schedule 5.10           Leases
   Schedule 5.11           Personal Property
   Schedule 5.12           Contracts
   Schedule 5.13           Intellectual Property
   Schedule 5.14           Insurance
   Schedule 5.15           Employees
   Schedule 5.16           Litigation
   Schedule 5.19           Bank Accounts
   Schedule 5.20           Warranties
   Schedule 8.2(b)         Release of Liens



                                                          -iv-
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

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (the "Agreement"), is made and entered into as of July 15, 2002, by and among Altiris, Inc., a Delaware corporation with a principal place of business at 588 West 400 South, Lindon, Utah ("Buyer"), and Previo, Inc., a Delaware corporation with a principal place of business at 12636 High Bluff Drive, San Diego, California ("Seller"), and Previo Estonia OU, a commercial undertaking duly established and operating under the laws of the Republic of Estonia and a wholly owned subsidiary of Seller with registration number 10096567 and principal place of business at Laki 11b, Tallinn, Estonia ("Sub").

                                    RECITALS

         WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, certain assets of Seller, in exchange for the assumption of certain liabilities relating to such assets, cash and the other consideration set forth below;

         WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, all of the outstanding capital stock of Sub consisting of one share with par value 40'000 Estonian kroons, being the lawful currency of the Republic of Estonia ("EEK"), for cash as set forth below; and

         WHEREAS, Buyer and Seller desire to enter into certain other agreements for their mutual benefit;

         NOW, THEREFORE, in consideration of the covenants, representations, warranties and mutual agreements hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE 1

                                   DEFINITIONS
                                   -----------

         1.1 CAPITALIZED TERMS. The following capitalized terms shall have the meanings set forth below:

                  (a) "ACQUIRED ASSETS" shall have the meaning set forth in
Section 2.1.

                  (b) "ACTIONS OR PROCEEDINGS" means any and all actions, suits, proceedings, arbitration, or governmental or regulatory investigations or audits.

                  (c) "AFFILIATE" shall mean, with respect to any Person, any Person directly or indirectly controlling, controlled by or under direct or indirect common control with such other Person.

                  (d) "AGREEMENT" means this Asset Purchase Agreement and all exhibits and schedules hereto.

                  (e) "ALLOCATION" shall have the meaning set forth in Section 3.3.

                  (f) "ASSET SALE" means (i) the sale by Seller to Buyer, and the purchase by Buyer from Seller, of the Acquired Assets and (ii) the transfer by Seller to Buyer, and the assumption by Buyer from Seller, of the Assumed Liabilities.

                  (g) "ASSUMED LIABILITIES" shall have the meaning set forth in
Section 2.7.

                  (h) "BENEFITS LIABILITIES" means, with respect to any Employee Plan, any and all claims, debts, liabilities, commitment and obligations, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever or however arising, including all costs and expenses relating thereto, and including those debts, liabilities and obligations arising under law, rule, regulation, permits, action or proceeding before any Governmental Entity, order or consent decree or any award of any arbitrator of any kind, and those arising (i) under any Contract between Seller and any of its employees and (ii) any Contract between Seller or Sub and any of the employees of Sub.

                  (i) "BOARD RECOMMENDATION" shall have the meaning set forth in
Section 7.13(b).

                  (j) "CLOSING" shall have the meaning set forth in Section 3.1.

                  (k) "CLOSING DATE" shall have the meaning set forth in Section 3.1.

                  (l) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

                  (m) "COLLATERAL AGREEMENTS" shall have the meaning set forth in Section 2.3(a).

                  (n) "COMPETITIVE BUSINESS ACTIVITY" shall have the meaning set forth in Section 7.6(a).

                  (o) "CONFLICT" shall have the meaning set forth in Section
4.3.

                  (p) "CONTRACT" means a mortgage, indenture, lease, contract, covenant or other agreement, instrument or commitment, permit, concession, franchise or license.

                  (q) "CUSTOMER AND SALES RECORDS" means the Customer Information as contained in Seller's CRM database.

                  (r) "CUSTOMER INFORMATION" shall have the meaning set forth in
Section 4.9(e).

                  (s) "DISSOLUTION" means the dissolution or winding-up of Seller's business after the Closing in a manner providing for full payment to or adequate provision for creditors in advance of any distribution to Seller's stockholders.

                  (t) "DISSOLUTION DATE" means the date on which the Seller files its certificate of dissolution with the Delaware Secretary of State.

                  (u) "EMPLOYEE CONTRACT" means each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or other agreement, or contract between Seller or Sub and any employee of Sub.

                  (v) "EMPLOYEE PLAN" means any plan, program, policy, practice, contract, agreement or other material arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including, without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA, which is or has been maintained, contributed to, or required to be contributed to, (i) by Seller for the benefit of any of its employees or (ii) by Seller or Sub for the benefit of any of the employees of Sub, or with respect to which (x) Seller has or may have any liability or obligation to any of its employees or (y) Seller or Sub has or may have any liability or obligation to any of the employees of Sub.

                  (w) "ERISA" means the Employment Retirement Income Security Act of 1974, or any successor law, and regulations and rules issued pursuant to such Act or any successor law.

                  (x) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  (y) "EXCLUDED ASSETS" shall have the meaning set forth in
Section 2.9.

                  (z) "EXCLUDED LIABILITIES" shall have the meaning set forth in
Section 2.8.

                  (aa) "FINANCIAL STATEMENTS" shall have the meaning set forth in Section 5.6.

                  (bb) "GAAP" means United States generally accepted accounting principles as of the date hereof.

                  (cc) "GENERAL ASSIGNMENT" shall have the meaning set forth in
Section 2.3(a).

                  (dd) "GOVERNMENTAL ENTITY" means any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission.

                  (ee) "INTELLECTUAL PROPERTY RIGHTS" means any or all of the following and all statutory or common law rights throughout the world in, arising out of, or associated with: (i) all patents and applications (including provisional applications) therefor and all reissues, divisions, renewals, extensions, continuations and continuations in part thereof (collectively, "Patents"); (ii) all inventions (whether patentable or not), invention disclosures and improvements, all trade secrets, proprietary information, know how and technology; (iii) all works of authorship, copyrights, derivative works, mask works, copyright and mask work registrations and applications; (iv) all trade names, logos, trademarks and service marks, and all trademark and service mark registrations and applications (collectively, "Trademarks"); (v) all databases and data collections (including, without limitation, knowledge databases, customer lists and customer databases); (vi) all rights in Software;
(vii) rights to Uniform Resource Locators and Web site addresses, content and domain names; (viii) any similar, corresponding or equivalent rights to any of the foregoing; and (ix) all goodwill associated with any of the foregoing.

                  (ff) "LIABILITY" means any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether any such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

                  (gg) "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind whatsoever in respect of such asset, not including liens for Taxes not yet due and payable; PROVIDED, HOWEVER, that the term "Lien" shall not include: (i) statutory liens for Taxes that are not yet due and payable or are being contested in good faith by appropriate proceedings or that are otherwise not material; and (ii) licenses granted pursuant to inbound license agreements listed on Schedule 1.1(gg) or outbound license agreements entered into by Seller in the ordinary course and in each case made available to Buyer.

                  (hh) "MATERIAL ADVERSE EFFECT ON THE ACQUIRED ASSETS" means any circumstance, change or event that materially impairs Buyer's ability to (i) make, have made, use, import, display, perform, produce and copy the Transferred Technology, (ii) distribute, publish, license, market, offer to sell, sell and otherwise commercialize the Transferred Technology, or (iii) modify and make derivative works and improvements and otherwise exploit the Transferred Technology and any part thereof and any derivative work, improvement or successor thereof, in each case at least to the extent the Buyer enjoys such rights under that certain Software License Agreement entered into by and among the parties as of June 24, 2002; PROVIDED, HOWEVER, in the case of each of (i),
(ii) and (iii) above, (A) excluding any circumstance, change or event attributable to conditions affecting the United States economy as a whole, (B) with respect to breaches of representations and warranties in Section 4.11 and
Section 5.13, excluding any circumstance, change or event to the extent attributable to Buyer using or exploiting the Transferred Technology in a manner materially different than Seller or Sub's previous use or exploitation of that Transferred Technology, and (C) with respect to all other representations and warranties, excluding any circumstance, change or event unique to, and proximately caused by, Buyer.

                  (ii) "NON-COMPETITION PERIOD" shall have the meaning set forth in Section 7.6(a).

                  (jj) "NON-DISCLOSURE AGREEMENT" shall have the meaning set forth in Section 7.4.

                  (kk) "OBJECT CODE" means computer software, substantially or entirely in binary form, which is intended to be directly executable by a computer after suitable processing and linking but without the intervening steps of compilation or assembly.

                  (ll) "PERSON" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group of any of the foregoing.

                  (mm) "PRE-CLOSING PERIOD" shall have the meaning set forth in
Section 7.1.

                  (nn) "PRODUCTS" means any and all versions, releases, updates or enhancements of the products listed on Schedule 1.1(nn), and any products or Technology under development by or on the behalf of Seller relating to or incorporating any of the products listed on Schedule 1.1(nn), and all documentation, training or other tangible or intangible materials related to any of the foregoing.

                  (oo) "PTO" means the United States Patent and Trademark
Office.

                  (pp) "PURCHASE PRICE" means (i) for the Acquired Assets other than the Stock, that amount in cash equal to US$302,980.00, and (ii) for the Stock, that amount in cash equal to US$197,020.00.

                  (qq) "REGISTERED INTELLECTUAL PROPERTY" means all United States, international and foreign: (i) Patents and Patent applications (including provisional applications); (ii) registered trademarks or service marks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks or service marks; (iii) registered copyrights and applications for copyright registration; (iv) domain name registrations; and (v) any other Intellectual Property Rights that are the subject of an application, certificate, filing, registration or other document issued, filed with or recorded by any Governmental Entity.

                  (rr) "RESTRICTED TERRITORY" shall have the meaning set forth in Section 7.6(a).

                  (ss) "RETURNS" shall have the meaning set forth in Section 4.14(b)(i).

                  (tt) "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  (uu) "SEC" means the United States Securities and Exchange Commission.

                  (vv) "SELLER BALANCE SHEET" shall have the meaning set forth in Section 4.24(b).

                  (ww) "SELLER DISCLOSURE SCHEDULE" shall have the meaning set forth in ARTICLE 4.

                  (xx) "SELLER FINANCIALS" shall have the meaning set forth in
Section 4.24(b).

                  (yy) "SELLER PROXY STATEMENT" shall have the meaning set forth in Section 7.13(b).

                  (zz) "SELLER SEC REPORTS" shall have the meaning set forth in
Section 4.24(a).

                  (aaa) "SELLERS STOCKHOLDERS MEETING" shall have the meaning set forth in Section 7.13(a).

                  (bbb) "SHARE PURCHASE AGREEMENT" shall have the meaning set forth in Section 2.3(b).

                  (ccc) "SOFTWARE" means any and all computer software and code, including assemblers, applets, compilers, Source Code, Object Code, data (including image and sound data), design tools and user interfaces, in any form or format, however fixed. Software shall include Source Code listings and documentation, including any current or enhanced versions or updates thereto.

                  (ddd) "SOURCE CODE" means computer software code which may be printed out or displayed in human readable form, including related programmer comments and annotations, help text, data and data structures, instructions, and procedural, object-oriented and other code which may be printed out or displayed in human readable form.

                  (eee) "STOCK" means the sole issued and outstanding share with par value of 40'000 EEK of Sub.

                  (fff) "STOCK SALE" means the sale by Seller to Buyer, and the purchase by Buyer from Seller, of the Stock for the consideration and on the terms set forth in this Agreement and the Share Purchase Agreement.

                  (ggg) "SUB CONTRACTS" shall have the meaning set forth in
Section 5.12.

                  (hhh) "SUB DISCLOSURE SCHEDULE" shall have the meaning set forth in ARTICLE 5.

                  (iii) "SUB INTELLECTUAL PROPERTY RIGHTS" means any Intellectual Property Rights, including Sub Registered Intellectual Property, that is owned by, or exclusively licensed to, Sub.

                  (jjj) "SUB PRODUCTS" shall have the meaning set forth in
Section 5.13(a).

                  (kkk) "SUB REGISTERED INTELLECTUAL PROPERTY" shall have the meaning set forth in Section 5.13(b).

                  (lll) "SUPPORT CONTRACTS" means those Contracts pursuant to which Seller is obligated to provide support and maintenance to its customers, which are identified and set forth on Schedule 1.1(qqq).

                  (mmm) "TANGIBLE ASSETS" means the tangible assets listed on
Schedule 1.1(mmm).

                  (nnn) "TAX" and "TAXES" shall have the meanings set forth in
Section 4.14(a).

                  (ooo) "TECHNOLOGY" means all information and Intellectual Property Rights related to, constituting or disclosing, and all tangible or intangible copies and embodiments in any media of, technology, including all know-how, show-how, techniques, trade secrets, inventions (whether or not patented or patentable), algorithms, routines, Software, files, databases, works of authorship or processes.

                  (ppp) "THIRD PARTY TECHNOLOGY" means any Technology of any third party or in the public domain, including open source, public source or freeware Technology or any modification or derivative thereof, including any version of any Software licensed pursuant to any university agreement, GNU general public license or limited general public license that was used in, incorporated into, integrated or bundled with any Technology that is or was, incorporated in, or used in the development or compilation of any Product, or listed in Schedule 1.1(ppp). Third Party Technology shall also include Technology of any third party developed using government or Federal funds.

                  (qqq) "TRANSFERRED CONTRACTS" means all Contracts listed on
Schedule 1.1(qqq).

                  (rrr) "TRANSFERRED INTELLECTUAL PROPERTY RIGHTS" means (i) all Intellectual Property Rights embodied by, related to or which would be infringed by the making, using, offering for sale, selling, importing, copying, modifying, distributing or other exploitation of, the Products and the Transferred Technology, but in each case excluding Third Party Technology, including all Copyrights embodied by the Products; (ii) the Transferred Trademarks; (iii) all Intellectual Property Rights listed or described in Schedule 1.1(rrr); and (iv) all Intellectual Property Rights owned, legally transferable or otherwise legally disposable by Seller embodied by, related to or which would be infringed by the making, using, offering for sale, selling, importing, copying, modifying, distributing or other exploitation of, Third Party Technology.

                  (sss) "TRANSFERRED TECHNOLOGY" means all Technology necessary or useful to the development, use, distribution or other exploitation of the Products, including the Technology constituting the Products and all Technology listed on Schedule 1.1(sss), but excluding Third Party Technology. To the extent that any Software constitutes Transferred Technology, all versions and releases of such Software, and Software from which such Software was derived, in both Source Code and Object Code form, shall be included as Transferred Technology.

                  (ttt) "TRANSFERRED TRADEMARKS" means all registered and common law Trademarks of Seller in any jurisdiction in the world primarily associated with the Products including the Product names and the Trademarks listed on
Schedule 1.1(ttt).

                  (uuu) "WARN ACT" means the Worker Adjustment and Retraining Notification Act.

                  (vvv) "WORKING CAPITAL REIMBURSEMENT AMOUNT" shall have the meaning set forth in Section 3.2(b).

                  (www) "YEAR 2000" shall have the meaning set forth in Section 4.11(u).


         1.2 Construction.

                  (a) For purposes of this Agreement, whenever the context requires: the singular number will include the plural, and vice versa; the masculine gender will include the feminine and neuter genders; the feminine gender will include the masculine and neuter genders; and the neuter gender will include the masculine and feminine genders.

                  (b) Any rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in the construction or interpretation of this Agreement.

                  (c) As used in this Agreement, the words "include" and "including" and variations thereof will not be deemed to be terms of limitation, but rather will be deemed to be followed by the words "without limitation."

                  (d) Except as otherwise indicated, all references in this Agreement to "Articles," "Schedules," "Sections" and "Exhibits" are intended to refer to Articles, Schedules, Sections and Exhibits to this Agreement.

                  (e) The headings in this Agreement are for convenience of reference only, will not be deemed to be a part of this Agreement, and will not be referred to in connection with the construction or interpretation of this Agreement.

                                   ARTICLE 2

                                PURCHASE AND SALE
                                -----------------

         2.1 PURCHASE AND SALE OF ASSETS. Subject to the terms and conditions set forth in this Agreement, Seller hereby sells, conveys, transfers, assigns and delivers to Buyer, and Buyer hereby purchases from Seller all of Seller's right, title and interest in and to the following assets free and clear of any and all Liens (collectively, the "Acquired Assets"):

                  (a) The Tangible Assets;

                  (b) The Transferred Intellectual Property Rights;

                  (c) The Transferred Technology;

                  (d) All Third Party Technology legally transferable by Seller to Buyer;

                  (e) All rights (including, without limitation, rights to Third Party Technology) of Seller under the Transferred Contracts; (f) The Customer and Sales Records;

                  (g) All user manuals relating to the Products;

                  (h) All rights to recover past, present and future claims and damages for the breach, infringement or misappropriation, as the case may be, of any of the foregoing; and

                  (i) The Stock.

         2.2 DELIVERY OF ACQUIRED ASSETS.

                  (a) On the Closing, Seller shall, at Seller's sole cost, in the manner and form reasonably specified by Buyer, deliver to Buyer or other entity designated by Buyer, all of the Acquired Assets, or (i) in the case of the Transferred Intellectual Property Rights or other intangible assets, such instruments as are necessary or reasonably requested to document and to transfer title to such assets from Seller to Buyer in accordance with Section 2.3(a) below and (ii) in the case of the Stock, the Share Purchase Agreement in accordance with Section 2.3(b) below. Without limiting the foregoing, all Software included in the Transferred Technology or the Third Party Technology legally transferable by Seller to Buyer shall, at Buyer's request, be delivered to Buyer by electronic means.

                  (b) To the extent that Buyer cannot be granted possession by Seller in respect of certain assets as of the Closing, those assets shall be held by Seller for and on behalf of Buyer until such time as Buyer or its designee is granted possession thereof and during such period Seller shall bear all risk of loss with respect to such assets.

         2.3 ASSIGNMENTS; STOCK TRANSFER.

                  (a) Without limiting the foregoing, at the Closing, Seller shall deliver to Buyer, duly executed by Seller: (i) a General Assignment and Bill of Sale substantially in the form of Exhibit A hereto (the "General Assignment"); (ii) assignments of the Transferred Intellectual Property Rights substantially in the form of the assignments set forth in Exhibit B hereto, including the copyright registrations and assignments required pursuant to
Section 2.4; and (iii) such other good and sufficient instruments of conveyance, assignment and transfer, in form and substance reasonably acceptable to Buyer's counsel, as shall be effective to vest in Buyer good and valid title in and to the Acquired Assets (the General Assignment and the other instruments referred to in clauses (i), (ii) and (iii) being collectively referred to herein as the "Collateral Agreements").

                  (b) Without limiting the foregoing, at the Closing, Seller shall deliver to Buyer and Buyer shall deliver to Seller, a duly executed copy of the Share Purchase Agreement in substantially the form set forth in Exhibit C hereto, which has been duly attested by a registered notary in Tallinn, Estonia.

         2.4 TRANSFER OF PRODUCT SOFTWARE COPYRIGHTS. For each of the Products for which Seller has filed a copyright registration with the United States Copyright Office, Seller shall deliver to Buyer at Closing an assignment in substantially the form set forth in Exhibit B to record the transfer of such copyright to Buyer in the United States Copyright Office.

         2.5 TRANSFERRED CONTRACTS. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Transferred Contract or any claim or right or any benefit arising thereunder or resulting therefrom IF an attempted assignment thereof, without the consent of a party thereto, would constitute a breach or other contravention thereof, noncompliance by Seller therewith or in any way adversely affect the rights of Seller or Buyer thereunder. Seller shall cooperate with Buyer until the later of the (i) Dissolution Date or (ii) the Closing Date to assist Buyer in obtaining such required consents.

         2.6 FURTHER ASSURANCES; POST-CLOSING COOPERATION.

                  (a) At any time or from time to time after the Closing, at Buyer's request and without further consideration, Seller and Sub shall: (i) execute and deliver to Buyer such other instruments of sale, transfer, conveyance, assignment and confirmation; (ii) provide such materials and information; and (iii) take such other actions, as Buyer may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to Buyer, to confirm Buyer's title to, all of the Acquired Assets, and, to the full extent permitted by law, to put Buyer in actual possession and operating control of the Acquired Assets and to assist Buyer in exercising all rights with respect thereto, and otherwise to cause Seller to fulfill its obligations under this Agreement and the Collateral Agreements.

                  (b) Effective on the Closing Date, Seller hereby constitutes and appoints Buyer the true and lawful attorney of Seller, with full power of substitution, in the name of Seller or Buyer, but on behalf of and for the benefit of Buyer: (i) to demand and receive from time to time any and all of the Acquired Assets and to make endorsements and give receipts and releases for and in respect of the same and any part thereof; (ii) to institute, prosecute, compromise and settle any and all actions, suits, proceedings, arbitration, or governmental or regulatory investigations or audits ("Actions or Proceedings") that Buyer may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Acquired Assets; (iii) to defend or compromise any or all Actions or Proceedings in respect of any of the Acquired Assets; and (iv) to do all such acts and things in relation to the matters set forth in the preceding clauses (i) through (iii) as Buyer shall deem desirable. Seller hereby acknowledges that the appointment hereby made and the powers hereby granted are coupled with an interest and are not and shall not be revocable by it in any manner or for any reason. Seller shall deliver to Buyer at the Closing an acknowledged power of attorney to the foregoing effect executed by Seller. Notwithstanding anything in this Section 2.6(b) to the contrary, if and when Buyer decides to exercise the power of attorney or other rights granted pursuant to this Section 2.6(b) (the "Special Rights"), Buyer shall provide Seller with a written notice pursuant to Section 11.1 specifying in reasonable detail the matters or circumstances which require the exercise of the Special Rights, and Buyer shall not exercise the Special Rights if within five (5) business days of receipt of any notice Seller implements measures to resolve to Buyer's reasonable satisfaction the matters or circumstances which required the exercise of the Special Rights by Buyer.

                  (c) From time to time after the Closing, Seller will afford Buyer, its counsel and its accountants, upon reasonably advanced written notice, during normal business hours, reasonable access to the books and records and other data primarily relating to the Products in Seller's possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by Buyer in connection with: (i) the preparation of tax returns; (ii) the determination or enforcement of rights and obligations under this Agreement;
(iii) compliance with the requirements of any Governmental Entity; or (iv) in connection with any actual or threatened Action or Proceeding.

         2.7 ASSUMED LIABILITIES. As of the Closing, Buyer hereby agrees to assume the following, and only the following, Liabilities of Seller (collectively, the "Assumed Liabilities"):

                  (a) Transferred Contracts. Those executory obligations of Seller under the Transferred Contracts (including the Support Contracts), in each case solely on a going-forward basis from and after the Closing Date.

                  (b) Operation of Acquired Assets. Liabilities related to the Buyer's operations or ownership of the Products and Acquired Assets after the Closing Date, including the Buyer's performance of the Transferred Contracts (including the Support Contracts) after the Closing Date.

         2.8 EXCLUDED LIABILITIES. Except for the Assumed Liabilities specifically set forth in Section 2.7 above, Buyer is not assuming, and the Assumed Liabilities expressly exclude, any debt, liability, duty or obligation, whether known or unknown, fixed or contingent, of Seller including, without limitation, any liabilities or obligations related to the Products which are outstanding or unpaid as of the date hereof or connected in any way with any retirement, medical, life, disability or other Employee Plan of Seller or any Benefits Liabilities of Seller (the "Excluded Liabilities"); it being expressly understood that the foregoing does not preclude Buyer from assuming responsibility for Employee Plan Liabilities or other Benefits Liabilities pursuant to separate written agreements between Buyer and Seller. Without limiting the foregoing, all liabilities, including any liabilities for Taxes, arising from or related to: (i) Seller's operations, whenever arising or incurred, or Seller's ownership of the Products and Acquired Assets through the Closing Date; (ii) Seller's termination of any Contracts which are not Transferred Contracts; (iii) any of Seller's employees hired by Buyer that accrues or arises as of or prior to the Closing Date, or any of Seller's other agents, consultants, independent contractors, employees or former employees, whenever arising, in each case including workers' compensation, severance, salary, bonuses or under any Employee Plan, whether or not any such employees shall accept employment with Buyer in connection with the transactions contemplated hereby; (iv) the Products and arising prior to the Closing Date; or
(v) any implied or explicit warranty obligations of Seller with respect to the Products entered into prior to the Closing Date, shall be Excluded Liabilities and shall remain the responsibility of Seller, except as otherwise specifically included within the Assumed Liabilities.

         2.9 EXCLUDED ASSETS. The parties expressly acknowledge and agree that notwithstanding anything to the contrary in this Agreement, the Acquired Assets do not include, and Seller does not have and shall be under no obligation to sell, assign or otherwise transfer to Buyer any of Seller's fixed assets (other than the Tangible Assets), cash and cash equivalents or receivables of Seller whether or not related to the Products or the Acquired Assets, or any other assets, claims, causes of action, contracts, licenses or agreements set forth on
Schedule 2.9 hereto (collectively, the "Excluded Assets"), which Excluded Assets shall remain for all purposes the properties and assets of Seller, and Buyer shall have no rights whatsoever thereto or thereunder.

         2.10 LIABILITIES OF SUB. Notwithstanding anything to the contrary contained in this ARTICLE 2, the parties to this Agreement acknowledge and agree that all Liabilities of Sub outstanding as of, and arising after, the Closing Date will be Liabilities of Sub after the Closing Date, and that neither Seller nor its Affiliates shall have any responsibility for such Liabilities.

         2.11 SUPPORT RELATED TO CERTAIN CUSTOMER CONTRACTS. Seller and Buyer agree that, from and after the Closing Date, Buyer shall provide Seller with necessary support for Seller to perform any of its obligations under the Executed Customer Contracts (as defined in the Seller Disclosure Schedule) solely to the extent Seller is not able to perform such obligations due to the sale of the Acquired Assets to Seller or due to the hiring by Buyer of the employees of Sub.

                                   ARTICLE 3

                           CLOSING AND PURCHASE PRICE
                           --------------------------

         3.1 CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, in Salt Lake City, Utah commencing at 10:00 a.m., local time, two (2) business days following the satisfaction or written waiver of the last of the conditions of Closing as set forth in Article 8 hereof, or on such other date as the parties may mutually determine (the "Closing Date").

         3.2 PURCHASE PRICE; WORKING CAPITAL REIMBURSEMENT.

                  (a) At the Closing, Buyer will pay the Purchase Price by wire transfer to such account as Seller may reasonably direct by written notice delivered to Buyer by Seller at least three (3) business days before the Closing Date or by such other method of payment as Seller and Buyer may mutually agree.

                  (b) At the Closing, Buyer will also pay to Seller as a working capital reimbursement an amount equal to US$36,754.00 (the "Working Capital Reimbursement Amount") by wire transfer to such account as Seller may reasonably direct by written notice delivered to Buyer by Seller at least three (3) business days before the Closing Date or by such other method of payment as Seller and Buyer may mutually agree.

3.3 ALLOCATION OF PURCHASE PRICE. Within 10 days after the date of this Agreement, Buyer shall prepare and deliver to Seller a statement setting forth Buyer's determination of the manner in which the Purchase Price for the Acquired Assets is to be allocated among the Acquired Assets ("Allocation"). The Allocation shall be consistent with the provisions of Section 1060 of the Code and the Treasury Regulations thereunder. Buyer and Seller will agree in good faith on the Allocation. The Allocation prescribed by such statement shall be conclusive and binding upon Buyer and Seller for all purposes. The parties shall report the Asset Sale for all Tax purposes as a sale of assets in a manner consistent with the Allocation. The parties shall not file any Tax Return or other document with, or make any statement or declaration to, or take any position before, any Governmental Entity or in any judicial proceeding that is inconsistent with such Allocation. Seller shall file a Form 8594 with the Internal Revenue Service in accordance with the requirements of Section 1060 of the Code. In the event that any Governmental Entity shall make or propose to either Buyer or Seller an allocation of the Purchase Price that differs from the Allocation, each of Buyer and Seller shall reasonably cooperate with the other in contesting the determination of such Governmental Entity.

         3.4 TRANSFER TAXES. Except for Taxes that may be payable in Estonia in connection with the transfer of the Stock from Seller to Buyer (which Taxes shall be the responsibility of Buyer), Seller shall be solely responsible for the payment of, and shall pay when due, any Taxes that may be payable in connection with the Asset Sale and the Stock Sale, including any sales, use, excise or similar transfer taxes, and shall indemnify Buyer against any such Taxes.

                                   ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

         Except as specifically disclosed in the disclosure schedule attached hereto as Exhibit D (the "Seller Disclosure Schedule") (referencing the appropriate section and paragraph numbers), Seller hereby represents and warrants to Buyer as of the date of this Agreement and as of the Closing Date, as though made as of the Closing Date, as follows:

         4.1 ORGANIZATION OF SELLER. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has all requisite corporate power and authority to own and use the properties owned and used by it and to carry on its business as currently conducted and as currently contemplated to be conducted. Seller is duly qualified or licensed to do business and in good standing as a foreign corporation in each jurisdiction in which it conducts business. Seller has delivered a true and correct copy of its certificate of incorporation and bylaws, each as amended to date and in full force and effect on the date hereof, to Buyer.

         4.2 AUTHORITY. Seller has all requisite power and authority to enter into this Agreement , the Collateral Agreements and the Share Purchase Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the Collateral Agreements and the Share Purchase Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Seller. No other corporate actions or proceedings on the part of Seller are necessary to authorize this Agreement, the Collateral Agreements or the Share Purchase Agreement or to consummate the transactions so contemplated hereby or thereby, including approval by any creditors of Seller (other than, with respect to the Asset Sale, the approval and adoption of this Agreement by the holders of at least such minimum percentage of the outstanding shares of Seller's capital stock as required by Delaware law and such stockholder approval as shall be required by Seller's certificate of incorporation and bylaws). This Agreement, the Collateral Agreements and the Share Purchase Agreement and the transactions contemplated herein and therein have been unanimously approved by the board of directors of Seller. This Agreement has been duly executed and delivered by Seller and constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be subject to the laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of law governing specific performance, injunctive relief, or other equitable remedies.

         4.3 NO CONFLICT. The execution and delivery by Seller of this Agreement, the Collateral Agreements and the Share Purchase Agreement, and the consummation by Seller of the transactions contemplated hereby and thereby, will not conflict with or result in any violation of, or default under, or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the certificate of incorporation or bylaws of Seller, (ii) any Contract to which Seller or any of the Acquired Assets is subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller or any of the Acquired Assets. Seller is in compliance with and has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any Transferred Contract, nor is Seller aware of any event that would constitute such a breach, violation or default (with or without notice or lapse of time, or both).

         4.4 TRANSFERRED CONTRACTS. True and complete copies of all Transferred Contracts have been made available to Buyer. Each Transferred Contract is in full force and effect and Seller is not subject to any default thereunder, nor is any party obligated to Seller pursuant to any such Transferred Contract subject to any default thereunder. Seller has neither breached, violated or defaulted under, nor received notice that Seller has breached, violated or defaulted under, any of the terms or conditions of any Transferred Contract. Following the Closing, Buyer will be permitted to exercise all of the rights Seller had under the Transferred Contracts without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which Seller would otherwise be required to pay pursuant to the terms of such Transferred Contracts had the transactions contemplated by this Agreement not occurred.

         4.5 CONSENTS. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity or any third party, including a party to any agreement with Seller (so as not to trigger any Conflict), is required by or with respect to Seller in connection with the execution and delivery by Seller of this Agreement, the Collateral Agreements or the Share Purchase Agreements or the consummation of the transactions contemplated hereby or thereby, except with respect to the assignment of any third-party Transferred Contracts to Buyer.

         4.6 SUPPORT CONTRACTS. Schedule 1.1(qqq) sets forth a true and complete list of all Support Contracts pursuant to which Seller is obligated to provide support and maintenance to its customers.

         4.7 LIABILITIES.

                  (a) The Seller is not now insolvent, nor will Seller be rendered insolvent by the consummation of the transactions contemplated by this Agreement. As used in Section 4.7, the term "insolvent" means that the sum of the present fair saleable value of the assets of a Person do not and will not exceed its debts or other probable Liabilities; PROVIDED, HOWEVER, that the valuation of such assets is to assume that the Closing occurs, but otherwise is to be based on liquidation values of any assets not being sold to Buyer under this Agreement (assuming a liquidation within 120 days following the Closing).

                  (b) Immediately after giving effect to the consummation of the transactions contemplated by this Agreement, (i) Seller will be able to pay in full all of its Liabilities, including, without limitation, any Taxes due and other amounts owed as a result of the consummation of the transactions contemplated by this Agreement, and to otherwise satisfy in full all actual or potential claims of Seller's creditors, (ii) Seller will have assets (calculated at fair market value) that exceed their Liabilities, and (iii) taking into account all pending and threatened litigation, final judgments against Seller in actions for money damages are not reasonably anticipated to be rendered at a time when, or in amounts such that, Seller will be unable to satisfy any such judgments promptly in accordance with their terms as well as all other obligations of Seller. The cash available to Seller immediately following the Closing will be sufficient to pay all such debts and judgments promptly in accordance with their terms.

                  (c) Except for the Dissolution, no order has been made or petition presented, or resolution passed for the winding-up or liquidation of Seller and there is not outstanding: (i) any petition or order for the winding-up of Seller; (ii) any appointment of a receiver over the whole or part of the undertaking of assets of Seller; (iii) any petition or order for administration of Seller; any voluntary arrangement between Seller and any of its creditors; (iv) any distress or execution or other process levied in respect of Seller which remains undischarged; and (v) any unfulfilled or unsatisfied judgment or court order against Seller.

                  (d) There are no circumstances which would entitle any Person to present a petition for the winding-up or administration of Seller or to appoint a receiver over the whole or any part of the undertaking or assets of Seller.

         4.8 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement (not to compete or otherwise), commitment, judgment, injunction, order or decree to which Seller is a party relating to the Products or the Acquired Assets or otherwise binding upon Seller which has or may have the effect of prohibiting or impairing the transactions contemplated by this Agreement or impairing the Acquired Assets. Seller has not entered into any agreement under which its operations are restricted or which places any restrictions upon Seller with respect to selling, licensing or otherwise distributing any of the Products or the Transferred Technology to or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market.

         4.9 TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES; CONDITION OF EQUIPMENT.

                  (a) Seller owns no real property in connection with its business related to the Products or the Acquired Assets. (b) Seller has good and valid title to or, in the case of leased properties and assets, valid leasehold interests in, or, in the case of the Transferred Contracts, valid right and interest in, all of the Acquired Assets, free and clear of any Liens.

                  (c) The Tangible Assets are owned by Seller and are in good operating condition, regularly and properly maintained, subject to normal wear and tear.

                  (d) Immediately after the Closing, Buyer shall be able to use the Acquired Assets in substantially the same manner as Seller prior to the Closing, without infringing the rights of any third party.

                  (e) Seller has sole and exclusive ownership, free and clear of any Liens, of all customer lists, customer contact information, customer correspondence, customer licensing and purchasing histories, and customer support and maintenance information relating to the former, current and prospective customers of Seller (the "Customer Information"). No Person other than Seller possesses any claims or rights with respect to use of the Customer Information.

         4.10 CUSTOMERS AND SALES. Schedule 4.10 contains a correct and current list of all of the current customers of Seller solely with respect to Seller's "eSupport Essentials" product. The Customer Information included in the Acquired Assets is all of the Customer Information Seller has in Seller's possession and control in its CRM database.

         4.11 INTELLECTUAL PROPERTY.

                  (a) Schedule 4.11(a) lists all Transferred Intellectual Property Rights that are Registered Intellectual Property Rights. All such Registered Intellectual Property Rights are currently in compliance with all legal requirements (including payment of filing, examination and maintenance fees and proofs of use), are valid and enforceable, and are not subject to any unpaid maintenance fees or taxes or actions falling due within ninety (90) days after the Closing Date. There are no proceedings or actions before any court, tribunal (including the PTO or equivalent authority anywhere in the world) related to any such Registered Intellectual Property Rights. Seller has not claimed any status in the application for or registration of any Registered Intellectual Property Rights, including "small business status," that would not be applicable to Buyer.

                  (b) Each item of Transferred Intellectual Property Rights, Transferred Technology and Third Party Technology embodied in the Products is free and clear of any Liens. Seller owns exclusively, and has good and marketable title to all works of authorship and all associated copyrights that are used or embodied in, the Transferred Technology, and no other Person has any other rights thereto. All Transferred Intellectual Property Rights and Transferred Technology will be fully transferable, alienable or licensable by Buyer without restriction and without payment or royalty of any kind to any third party, except with respect to third-party development tools.

                  (c) To the extent that any Transferred Intellectual Property Rights or item of Transferred Technology was originally owned or created by or for any third party, including any predecessor of Seller: (i) Seller has a written agreement with such third party or parties with respect thereto, pursuant to which Seller has obtained complete, unencumbered and unrestricted ownership and is the exclusive owner of, all such Transferred Technology and Transferred Intellectual Property Rights by valid assignment or otherwise; (ii) the transfers from Seller to Buyer hereunder do not violate such third party agreements; (iii) such third parties have not retained and do not have any rights or licenses with respect to the Transferred Intellectual Property Rights or Transferred Technology; and (iv) no basis exists for such third party to challenge or object to this Agreement.

                  (d) Seller has not transferred ownership of, or granted any license of or right to use, or authorized the retention of any rights to use, any Intellectual Property Right that is a Transferred Intellectual Property Right to any other Person (other than Buyer), except for non-exclusive, end-user licenses granted to customers in the ordinary course of business.

                  (e) No government funding, facilities of a university, college, other educational institution or research center or funding from third parties was used in the development of the Transferred Technology. No current or former employee, consultant or independent contractor of Seller, who was involved in, or who contributed to, the creation or development of any Transferred Technology, has performed services for the government, a university, college, or other educational institution, or a research center, during a period of time during which such employee, consultant or independent contractor was also performing services for Seller.

                  (f) Seller has, and as a result of the transactions contemplated hereby, Buyer will have, the right to use, pursuant to valid licenses, all Software development tools, library functions, compilers and all other third-party Software that are used to create, modify, compile, operate or support any Software (including the Products) that is Transferred Technology or is Third Party Technology that is legally transferable, except any of the foregoing that are generally commercially available.

                  (g) Schedule 4.11(g) contains a true and correct list of Technology of any third party or in the public domain, including open source, public source or freeware Technology or any modification or derivative thereof, including any version of any Software licensed pursuant to any university agreement, GNU general public license or limited general public license that was used in, incorporated into, integrated or bundled with any Technology that is or was, incorporated in, or used in the development or compilation of any Product.

                  (h) Neither (x) the making, using, selling, licensing and distribution of the Products, by either Seller or, following the Closing, by Buyer, nor (y) the Acquired Assets (including the Transferred Technology), did, do, or will: (i) infringe or misappropriate the Intellectual Property Rights of any Person; (ii) violate the rights of any Person (including rights to privacy or publicity); or (iii) constitute unfair competition or trade practices under the laws of any jurisdiction. Seller has not received notice from any Person claiming that the Acquired Assets infringe or misappropriate the Intellectual Property Rights of any Person or constitute unfair competition or trade practices under the laws of any jurisdiction (nor does Seller have knowledge of any basis therefor).

                  (i) Other than with respect to the Transferred Contracts, no licenses or other consents are required from any third party to permit Buyer to fully exploit the Acquired Assets.

                  (j) There are no contracts, licenses or agreements between Seller and any other Person with respect to the Acquired Assets, including the Transferred Intellectual Property, under which there is any dispute or any threatened dispute regarding the scope of such agreement or performance under such agreement.

                  (k) To the knowledge of Seller, no Person is infringing or misappropriating the Transferred Intellectual Property.

                  (l) Seller has taken all reasonable steps that are required to protect Seller's rights in confidential information and trade secrets of Seller associated with or related to the Acquired Assets.

                  (m) No third party possesses any copy of, or has any rights to (contingent or otherwise), any Source Code to any Software that is Transferred Technology (including any Product) and Seller shall have delivered to Buyer all copies, and Seller shall not have retained any copy, of any Source Code to any Software that is Transferred Technology or Third Party Technology.

                  (n) None of the Software constituting the Products has been incorporated into, or is otherwise a substantial part of, any other Software of Seller, including Software previously owned by Seller.

                  (o) Seller has and enforces a policy requiring each employee and consultant of Seller to execute a proprietary rights and confidentiality agreement substantially in the form set forth in Schedule 4.11(o) and all current and former employees and consultants of Seller who have created or modified any of the Transferred Technology or Third Party Technology have executed such an agreement assigning all of such employees' and consultants' rights in and to the Transferred Technology, the Transferred Intellectual Property and the Third Party Technology.

                  (p) No Acquired Asset is subject to any proceeding or outstanding decree, order, judgment, agreement or stipulation that restricts in any manner the use, transfer or licensing thereof or may affect the validity, use or enforceability of the Acquired Assets.

                  (q) Seller is not required to make or accrue any royalty payment to any third party in connection with any of the Acquired Assets or the Transferred Intellectual Property.

                  (r) To the extent that Seller has distributed or licensed any Product to an end user pursuant to any form of encryption key: (i) Seller has a written agreement with each such end user requiring such end user to protect the confidentiality of such key; (ii) Seller has delivered to Buyer a true and complete list of all third parties who have had access to any such keys; (iii) no third party has had access to any such keys, except pursuant to clause (i) above; and (iv) at the Closing, Seller will deliver to Buyer any such keys and the Technology to generate such keys and has not retained any such keys or such Technology.

                  (s) Neither this Agreement nor the transactions contemplated hereby, including the assignment to Buyer, by operation of law or otherwise, of any Contracts to which Seller is a party, will result in: (i) Buyer granting to any third party any right to or with respect to any Technology or Intellectual Property Right transferred or licensed to Buyer hereunder; (ii) Buyer being bound by, or subject to, any non-compete or other restriction on the operation or scope of its businesses; or (iii) only with respect to the Acquired Assets actually transferred to Buyer, Buyer being obligated to pay any royalties or other obligations to pay any amounts to any third party in excess of those payable by Seller prior to the Closing.

                  (t) Seller has disclosed in writing to Buyer all information relating to any problem or issue with respect to any of the Products which does, or may reasonably be expected to, adversely affect the value, functionality or fitness for the intended purpose of such Product in the good faith judgment of Seller.

                  (u) All of the Products (including products currently under development by Seller) record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and calculate any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as the products recorded, stored, processed, calculated and presented calendar dates on or before December 31, 1999, or calculated any information dependent on or relating to such dates (collectively, "Year 2000 Compliant"). None of the Products lost functionality with respect to the introduction of records containing dates falling on or after January 1, 2000. All of Seller's Information Technology (as defined below) is Year 2000 Compliant, and Seller experienced no interruption in its operations as a result of the introduction of records containing dates falling on or after January 1, 2000. For purposes of this Agreement, the term "Information Technology" shall mean and include all software, hardware, firmware, telecommunications systems, network systems, embedded systems and other systems, components or services (other than general utility services including gas, electric, telephone and postal) that are owned or used by Seller in the conduct of its business, or purchased by Seller from third party suppliers in the conduct of its business.

         4.12 LITIGATION. There is no action, suit, claim, proceeding or investigation of any nature pending or threatened relating to the Products, the Acquired Assets or, to Seller's knowledge, any of Seller's employees, nor is there any valid basis therefor. There is no investigation or other proceeding pending or threatened relating to the Products, the Acquired Assets or, to Seller's knowledge, any of Seller's employees by or before any Governmental Entity, nor is there any valid basis therefor. No Governmental Entity has at any time challenged or questioned the legal right of Seller to conduct its business related to the Acquired Assets as presently or previously conducted. There are no judgments, orders, decrees, citations, fines or penalties heretofore assessed against Seller affecting the Products, the Acquired Assets or, to Seller's knowledge, any of Seller's employees under any foreign, federal, state or local law.

         4.13 BROKERS' OR FINDERS' FEES. Seller has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby which will become a Liability of Buyer or any of its Affiliates.

         4.14 TAX MATTERS.

                  (a) DEFINITION OF TAXES. For the purposes of this Agreement, the term "Tax" or, collectively, "Taxes" shall mean any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes as well as public imposts, fees and social security charges (including but not limited to health, unemployment and pension insurance), together with all interest, penalties and additions imposed with respect to such amounts and any obligation under any agreement or arrangement with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

                  (b) TAX RETURNS AND AUDITS.

                           (i) To the extent relevant to the Acquired Assets, as
of the Closing Date, Seller will have prepared and timely filed all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes concerning or attributable to Seller or its operations and such Returns are or will be true and correct and have been or will be completed in accordance with applicable law.

                           (ii) To the extent failure to do so would adversely
impact Buyer, the Acquired Assets or Buyer's use of the Acquired Assets, as of the Closing Date, Seller (A) will have paid all Taxes it is required to pay and
(B) will have withheld with respect to its employees all federal, state and foreign income taxes and social security charges and similar fees, Federal Insurance Contribution Act, Federal Unemployment Tax Act and other Taxes required to be withheld.

                           (iii) To the extent failure to do so would adversely
impact Buyer, the Acquired Assets or Buyer's use of the Acquired Assets, Seller has not been delinquent in the payment of any Tax, nor is there any Tax deficiency outstanding, assessed or proposed against Seller, nor has Seller executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                           (iv) To the extent relevant to the Acquired Assets,
no audit or other examination of any Return of Seller is presently in progress, nor has Seller been notified of any request for such an audit or other examination.

                           (v) Seller does not have and knows of no basis for
the assertion of any claim for any liabilities for unpaid Taxes (other than sales or transfer taxes related to the Asset Sale) for which Buyer would become liable as a result of the transactions contemplated by this Agreement.

                           (vi) There are (and immediately following the Closing
there will be) no Liens on the Acquired Assets relating to or attributable to Taxes (other than sales or transfer taxes related to the Asset Sale). (vii) Seller knows of no basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the Acquired Assets.

         4.15 POWER OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of Seller in respect of the Products or the Acquired Assets except as granted to Buyer hereunder.

         4.16 AFFILIATED TRANSACTIONS. No Affiliates of Seller, including, without limitation, any subsidiaries of Seller, own any of the Acquired Assets.

         4.17 COMPLIANCE WITH LAWS. Seller has complied with, is not in violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation applicable to the Products, the Acquired Assets or respecting employment, employment practices, terms and conditions of employment and wages and hours.

         4.18 PRODUCT WARRANTIES. Each Product manufactured, sold, leased, licensed or delivered by Seller has been done so in conformity with all applicable contractual commitments and all express and implied warranties, and Seller has no liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against Seller giving rise to any liability) for replacement or repair thereof or other damages in connection therewith. No product manufactured, sold, leased, distributed, licensed or delivered by Seller is subject to any guaranty, warranty, or other indemnity beyond Seller's applicable standard terms and conditions of sale or lease or beyond that implied or imposed by applicable law.
Schedule 4.18 includes copies of the standard terms and conditions of license for Seller.

         4.19 COMPLETE COPIES OF MATERIALS. Seller has delivered or made available true and complete copies of each existing document related to the Products and the Acquired Assets (or summaries of the same) that has been requested by Buyer or its counsel.

         4.20 BULK TRANSFER LAWS. Seller represents that there are no current or past creditors of Seller to whom any law, rule or regulation requires the delivery of notice or from whom any form of consent is required in conjunction with undertaking the transactions contemplated by this Agreement.

         4.21 EXCLUDED LIABILITIES. Buyer shall not be liable to any Person for any of the Excluded Liabilities hereunder.

         4.22 ACQUIRED ASSETS. The Transferred Intellectual Property Rights, the Transferred Technology and Third Party Technology together constitute all Intellectual Property Rights and Technology used by Seller in the development, licensing, distribution and commercialization of the Products and the Acquired Assets, except for Intellectual Property Rights or Technology set forth on
Schedule 4.22 which is not legally transferred to Buyer without the consent of the Person who owns such Intellectual Property or Technology.

         4.23 WARN ACT. To the extent applicable, Seller has complied with the WARN Act and all other applicable laws in connection with any reductions in force or other terminations of its employees.

         4.24 SEC FILINGS; SELLER FINANCIAL STATEMENTS.

                  (a) Seller has filed with the SEC all forms, reports and documents required to be filed by Seller with the SEC since September 30, 2000, and Seller has made available to Buyer such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that Seller may file subsequent to the date hereof) are referred to herein as the "Seller SEC Reports." As of their respective dates, the Seller SEC Reports (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Seller SEC Reports and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Seller's subsidiaries is required to file any forms, reports or other documents with the SEC.

                  (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Seller SEC Reports (the "Seller Financials"), including each Seller SEC Report filed after the date hereof until the Closing, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented the consolidated financial position of Seller and its subsidiaries as at the respective dates thereof and the consolidated results of Seller's operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments. The balance sheet of Seller contained in Seller's Annual Report on Form 10-K for the fiscal year ended September 30, 2001, is hereinafter referred to as the "Seller Balance Sheet." Except as disclosed in the Seller Financials, since the date of the Seller Balance Sheet neither Seller nor any of its subsidiaries has any liabilities required under GAAP to be set forth on a balance sheet (absolute, accrued, contingent or otherwise) which are, individually or in the aggregate, material to the Acquired Assets of Seller taken as a whole, except for liabilities incurred since the date of the Seller Balance Sheet in the ordinary course of business consistent with past practices.

         4.25 REPRESENTATIONS COMPLETE. None of the representations or warranties made by Seller (as modified by the Seller Disclosure Schedule), nor any statement made in any Schedule or certificate furnished by Seller pursuant to this Agreement contains or will contain at the Closing, any untrue statement of a material fact, or knowingly omits or knowingly will omit at the Closing to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which made, not misleading.

                                   ARTICLE 5

                REPRESENTATIONS AND WARRANTIES OF SELLER AND SUB
                ------------------------------------------------

         Except as specifically disclosed in the disclosure schedule attached hereto as Exhibit E (the "Sub Disclosure Schedule"), Seller and Sub, jointly and severally, represent and warrant to Buyer as of the date of this Agreement and as of the Closing Date, as though made as of the Closing Date, as follows:

         5.1 ORGANIZATION. Sub is a corporation duly organized, validly existing and in good standing under the laws of the Republic of Estonia. Sub has all requisite power and authority (corporate and governmental) to own, operate and lease its properties and to carry on its business currently conducted. Sub is duly licensed or qualified to do business and is in good standing in each jurisdiction in which Sub is required to be so licensed or qualified. Seller has delivered a true and correct copy of its certificate of incorporation and bylaws, each as amended to date and in full force and effect on the date hereof, to Buyer.

         5.2 AUTHORITY. Sub has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Sub. No other corporate actions or proceedings on the part of Sub are necessary to authorize this Agreement or to consummate the transactions so contemplated hereby. This Agreement has been duly executed and delivered by Sub and constitutes the valid and binding obligation of Sub, enforceable against Sub in accordance with its terms, except as such enforceability may be subject to the laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of law governing specific performance, injunctive relief, or other equitable remedies.

         5.3 CAPITAL STOCK OF SUB. Seller owns the sole share of the issued and outstanding capital stock of Sub free and clear of any security interest, claim, lien, pledge, option or encumbrance whatsoever. The authorized, issued and outstanding capital stock of all classes of Sub are set forth on Schedule 5.3. All of the outstanding capital stock of Sub has been duly authorized and is validly issued, fully paid and nonassessable. All outstanding shares of capital stock of Sub were issued in compliance with applicable laws. Seller has, and on the Closing Date will, pursuant to the Share Purchase Agreement convey to Buyer, good title to the Stock, free and clear of any security interest, claim, lien, pledge, option, or encumbrance whatsoever or any restrictions except for restrictions under applicable securities laws. There are no rights, subscriptions, warrants, options, conversion rights, commitments or agreements of any kind authorized or outstanding to purchase or otherwise acquire from Seller or Sub (or any other person), any shares of stock, or securities or obligations of any kind convertible into or exchangeable for any shares of stock, of any class of Sub or any other equity interest in Sub. There is no proxy, or any agreement, arrangement or understanding of any kind authorized or outstanding which restricts, limits or otherwise affects the right to vote any share of Stock or any share of capital stock issued by Sub.

         5.4 NO CONFLICTS. The execution and delivery by Sub of this Agreement and any other agreement or document contemplated herein and the consummation by Sub of the transactions contemplated hereby will not conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a Conflict under (i) any provision of Sub's certificate of incorporation and bylaws, (ii) any Contract to which Sub is subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Sub.

         5.5 CONSENTS. Except for the filing of a copy of the Share Purchase Agreement with the Commercial Register of Tallinn, Estonia, no consent, waiver, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity or any third party, including a party to any agreement with Sub (so as not to trigger any Conflict), is required by or with respect to Sub in connection with the execution and delivery by Sub of this Agreement or the consummation of the transactions contemplated hereby.

         5.6 FINANCIAL STATEMENTS. Schedule 5.6 sets forth the audited financial statements (balance sheet, income statement and statement of cash flows, including all notes thereto) of Sub as of and for the period ended December 31, 2001 (the "Financial Statements"). The Financial Statements: (i) are complete and correct in all material respects; (ii) present fairly the financial condition and operating results of Sub as of such dates, and for the periods, indicated therein; and (iii) are prepared in accordance with the books and records maintained by Seller and Sub in all material respects. Except as set forth in the Financial Statements, Sub has no liabilities, commitments or obligations of any nature, other than such liabilities, commitments and obligations which have arisen in the ordinary course of Sub's business and are consistent with past practices, whether absolute, accrued, contingent or otherwise, which are not shown and adequately provided for in the Financial Statements. Neither Seller nor Sub is a guarantor or indemnitor of any indebtedness of any other person, firm or corporation with respect to Sub. Sub maintains a standard system of accounting policies and records.

         5.7 NO ADVERSE CHANGES. Since December 31, 2001, the business of Sub has been conducted only in the ordinary course, except for the transactions contemplated by this Agreement. Since December 31, 2001, and that certain Services Agreement, dated as of June 24, 2002, between Seller and Buyer, there has not been: (i) any change in the assets, liabilities or business operations of Sub from that reflected in the Financial Statements, except changes in the ordinary course of business, none of which singly and no combination of which, in the aggregate, has been materially adverse to the assets or business operations of Sub; (ii) any damage, destruction or loss or other occurrence or development, whether or not insured against, which, either singly or in the aggregate, materially adversely affects, and to the best of each of Seller's and Sub's knowledge, there is not any threatened occurrence or development which would materially adversely affect, the assets, liabilities or business operations of Sub; (iii) any waiver or compromise by Seller or Sub of any debt owed to Sub; (iv) any mortgage, lien, pledge, charge, security interest or encumbrance of any kind whatsoever with respect to any assets or properties of Sub, except for liens for Taxes not yet due or payable by Sub; (v) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by Sub, except in the ordinary course of business, none of which singly and no combination of which, in the aggregate, has been materially adverse to the assets, liabilities or business operations of Sub; (vi) any material change to a material contract or arrangement by which Sub or any of its assets is bound or subject; (vii) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder of Sub; (viii) any sale, assignment, or transfer of any Intellectual Property Rights of Sub; (ix) any resignation or termination of any executive officers of Sub; (x) any loans or guarantees made by Seller or Sub to or for the benefit of any of Sub's employees, officers, directors or stockholders, or any members of their immediate families, other than travel advances made in the ordinary course; (xi) any declaration or payment of any dividend or other distribution of Sub's assets in respect of any of Sub's capital stock, or any direct or indirect redemption, purchase or other acquisition of any such stock by Sub; (xii) to the best of each of Seller's and Sub's knowledge, any other event or condition of any character that would materially and adversely affect the assets, liabilities or business operations of Sub; (xiii) any change of Seller or Sub's accounting methods or principles used in preparing the Financial Statements; or (xiv) entered into any contract or commitment to do any of the foregoing.

         5.8 TAX RETURNS AND AUDITS.

                  (a) As of the Closing Date, Seller and Sub will have prepared and timely filed all required Returns relating to any and all Taxes concerning or attributable to Sub. Sub's Returns have been completed and filed when due in accordance with all applicable law, and all Taxes shown due on such Returns have been paid in full.

                  (b) As of the Closing Date, Seller or Sub (i) will have paid all required Taxes with respect to Sub and (ii) will have withheld with respect to its employees all income taxes and charges and similar fees, and other Taxes required to be withheld by applicable law.

                  (c) Neither Seller nor Sub has been delinquent in the payment of any Tax with respect to Sub, nor is there any Tax deficiency outstanding, assessed or proposed against Sub, nor has Seller or Sub executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax with respect to Sub.

                  (d) No audit or other examination of any Return of Sub is presently in progress, nor has Seller or Sub been notified of any request for such an audit or other examination.

                  (e) Neither Seller nor Sub has or knows of any basis for the assertion of any claim for any liabilities for unpaid Taxes with respect to Sub for which Buyer would become liable as a result of the transactions contemplated by this Agreement.

                  (f) There are (and immediately following the Closing there will be) no Liens on any of Sub's assets relating to or attributable to Taxes, and neither Seller nor Sub knows of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of Sub.

         5.9 TITLE TO ASSETS. Sub has valid title to all of its personal property and valid leasehold interests in all real and personal property leased by it, free and clear of all claims, liens, charges, mortgages, pledges, security interests, restrictions and other encumbrances of any kind whatsoever, excluding: (i) any such liens relating to carriers, warehousemen, real property lessors, mechanics, materialmen, and similar persons, affecting leased real property, or arising as a matter of law; (ii) defects, zoning restrictions, restrictions on use, irregularities, encumbrances or clouds on title of real property, which do not materially impair the property affected thereby for the purpose for which it was acquired or leased; and (iii) any mortgages, pledges, security interests, restrictions and other encumbrances caused by parties other than Seller or Sub relating to any leased real property, which, in the aggregate, do not materially affect the use and enjoyment of such leased real property by Sub. No instrument, easement, license or grant of record, applicable zoning or building law, ordinance or administrative regulation or other impediment of any kind prohibits or interferes with, limits or impairs, or would, if not permitted by any prior nonconforming use, prohibit or interfere with or limit or impair, the use, operation, maintenance of, or access to, or the value of, the real or personal property owned or leased by Sub as presently used, operated, maintained and accessed by Sub to carry on its business as presently conducted. All of the assets and properties owned or leased by Sub are
(i) sufficient and adequate to carry on their business as presently conducted;
(ii) are in as good condition and repair as necessary to carry on their business as presently conducted, normal wear and tear excepted, and are in a state of maintenance, repair and operating condition required for the proper operation and use thereof as necessary to carry on their business as presently conducted; and (iii) comply with all applicable laws, ordinances, rules and regulations and with the terms and conditions of all leases and other agreements affecting or relating to any such property.

         5.10 REAL PROPERTY. Sub owns no real property. Schedule 5.10 sets forth a true and complete list of all leases of real property to which Sub is a party. Sub enjoys quiet possession under all of its leases of real property, each of which is enforceable in accordance with its terms against the lessor thereunder and Sub is not in default under the terms of any of such leases; and no condition exists and no event has occurred which, with or without the passage of time or the giving of notice or both, could constitute such a default.

         5.11 PERSONAL PROPERTY. Schedule 5.11 sets forth a true and complete list of all items of personal property, owned or leased by Sub and the location of each such item.

         5.12 CONTRACTS.

                  (a) Except as disclosed in Schedule 5.12, Sub is not a party to or bound by any oral or written contracts, obligations or commitments with respect to Sub (the "Sub Contracts").

                  (b) Seller and Sub have made available to Buyer correct and complete copies of all of the Sub Contracts and all amendments thereto and any waivers granted thereunder. The Stock Sale and the consummation of the other transactions contemplated by this Agreement are not a violation of or grounds for the modification or cancellation of any of the Sub Contracts or for the imposition of any penalty or security interests thereunder. No unresolved disputes are pending or threatened under or in respect of any of the Sub Contracts.

                  (c) All of the Sub Contracts are valid and enforceable in accordance with their respective terms, except as the enforcement thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally now or hereafter in effect and subject to the application of equitable principles and the availability of equitable remedies; and there is not, under any of such documents or agreements or any obligation, or covenant or condition contained therein, any existing default by Seller or Sub, or to Seller or Sub's knowledge by any other party, or any event which with notice, lapse of time, or both, would constitute a default.

         5.13 INTELLECTUAL PROPERTY.

                  (a) Schedule 5.13 contains a complete and accurate list (by name and version number) of all products, Software or service offerings of Sub, other than the Products (collectively, "Sub Products").

                  (b) Schedule 5.13 lists all Registered Intellectual Property Rights owned by, filed in the name of, or applied for, by Sub (the "Sub Registered Intellectual Property") and lists any proceedings or actions before any court, tribunal (including the PTO) or equivalent authority anywhere in the world) related to any of the Sub Registered Intellectual Property or Sub Intellectual Property Rights.

                  (c) All Sub Registered Intellectual Property is currently in compliance with all legal requirements (including payment of filing, examination and maintenance fees and proofs of use), are valid and enforceable, and not subject to any unpaid maintenance fees or taxes or actions falling due within ninety (90) days after the Closing Date. There are no proceedings or actions before any court, tribunal (including the PTO or equivalent authority anywhere in the world) related to any such Sub Registered Intellectual Property. Sub has not claimed any status in the any status in the application for or registration of any Sub Registered Intellectual Property, including "small business status," that would not be applicable to Buyer

                  (d) In each case in which Sub has acquired ownership of any Intellectual Property from any Person, Sub has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in and to such Intellectual Property (including the right to seek past and future damages with respect thereto) to Sub. To the maximum extent provided for by, and in accordance with, applicable laws and regulations, Sub has recorded each such assignment of a Sub Registered Intellectual Property Right assigned to Sub with the relevant governmental entity.

                  (e) Sub has no knowledge of any facts or circumstances that would render any Sub Intellectual Property invalid or unenforceable.

                  (f) All Sub Intellectual Property will be fully transferable, alienable or licensable by Buyer without restriction and without payment of any kind to any third party.

                  (g) Each item of Sub Intellectual Property is free and clear of any liens or encumbrances, except for non-exclusive licenses granted to end-user customers in the ordinary course of business. Sub is the exclusive owner or exclusive licensee of all Sub Intellectual Property. Without limiting the generality of the foregoing, (i) Sub is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the business of Sub and its subsidiaries, including the sale, distribution or provision of any Sub Products by Sub or any of its subsidiaries, (ii) Sub owns exclusively, and has good title to, all copyrighted works that are included or incorporated into Sub Products or which Sub or any of its subsidiaries otherwise purports to own, and (iii) to the extent that any Patents would be infringed by any Sub Products, Sub is the exclusive owner of such Patents.

                  (h) Sub has not (i) transferred ownership of, or granted any exclusive license of or right to use, or authorized the retention of any exclusive rights to use or joint ownership of, any Intellectual Property that is Sub Intellectual Property, to any other Person (other than Buyer), or (ii) permitted Sub's rights in such Sub Intellectual Property to lapse or enter the public domain.

                  (i) All Intellectual Property used in or necessary to the conduct of Sub's business as presently conducted or currently contemplated to be conducted by Sub was written and created solely by either (i) employees of Sub acting within the scope of their employment who have validly and irrevocably assigned all of their rights, including all Intellectual Property rights therein, to Sub or Seller or (ii) by third parties who have validly and irrevocably assigned all of their rights, including all Intellectual Property rights therein, to Sub or Seller, and no third party owns or has any rights to any Sub Intellectual Property.

                  (j) To the extent that any Intellectual Property has been developed or created by a third party for Sub or any of its subsidiaries or is incorporated into any of Sub Products, Sub has a written agreement with such third party with respect thereto and Sub thereby either (i) has obtained ownership of, and is the exclusive owner of, or (ii) has obtained a perpetual, non-terminable license (sufficient for the conduct of its business as currently conducted) to all such third party's Intellectual Property in, such work, material or invention by operation of law or by valid assignment, to the fullest extent it is legally possible to do so.

                  (k) Sub Intellectual Property and the Acquired Assets constitutes all the Intellectual Property used in or necessary to the conduct of the business of Sub as it currently is conducted, including, without limitation, the design, development, manufacture, use, import and sale of Sub Products.

                  (l) No Person who has licensed any Intellectual Property to Sub has ownership rights or license rights to improvements made by or for Sub in such Intellectual Property.

                  (m) Sub has the right to use, pursuant to valid licenses, all Software development tools, library functions, compilers and all other third-party Software that are used in the operation of Sub or that are required to create, modify, compile, operate or support any Software that is Sub Intellectual Property or is incorporated into any Sub Product, except any of the foregoing that are generally commercially available. Without limiting the foregoing, no open source or public library Software, including any version of any Software licensed pursuant to any GNU public license, was used in the development or modification of any Software that is or was Sub Intellectual Property or is incorporated into any Sub Product.

                  (n) No government funding, facilities of a university, college, other educational institution or research center or funding from third parties was used in the development of any Sub Intellectual Property. No current or former employee, consultant or independent contractor of Company, who was involved in, or who contributed to, the creation or development of any Sub Intellectual Property, has performed services for the government, university, college, or other educational institution or research center during a period of time during which such employee, consultant or independent contractor was also performing services for Company.

                  (o) The making, using, selling, licensing and distribution of the Sub Products, by either Sub or, following the Closing, by Buyer, did not, does not, or will not: (i) infringe or misappropriate the Intellectual Property Rights of any Person; (ii) violate the rights of any Person (including rights to privacy or publicity); or (iii) constitute unfair competition or trade practices under the laws of any jurisdiction. Sub has not received notice from any Person claiming that the Sub Products infringe or misappropriate the Intellectual Property Rights of any Person or constitute unfair competition or trade practices under the laws of any jurisdiction (nor does Sub have knowledge of any basis therefor).

                  (p) No Sub Intellectual Property, Sub Product or service of Sub is subject to any proceeding or outstanding decree, order, judgment or settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by Sub or may affect the validity, use or enforceability of such Sub Intellectual Property.

                  (q) Other than inbound "shrink-wrap" and similar publicly available commercial binary code end-user licenses and outbound "shrink-wrap" licenses in the form set forth on Schedule 5.13, the contracts, licenses and agreements listed in Schedule 5.13 lists all contracts, licenses and agreements to which Sub is a party with respect to any Intellectual Property. All such contracts are in full force and effect. Sub is not in breach of nor has Sub failed to perform under, any of the foregoing contracts, licenses or agreements and, to Sub's knowledge, no other party to any such contract, license or agreement is in breach thereof or has failed to perform thereunder. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination or suspension of such contracts, licenses and agreements. Following the Closing Date, Buyer will be permitted to exercise all of Sub's rights under such contracts, licenses and agreements to the same extent Seller would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which Sub would otherwise be required to pay, except to the extent in each case the consent of any third party is required for the transfer of such contracts, licenses and agreements to Buyer as a result of the transfer of the Stock from Seller to Buyer.

                  (r) Schedule 5.13 lists all material contracts, licenses and agreements between Sub and any other Person wherein or whereby Sub has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by Sub or such other person of the Intellectual Property Rights of any Person other than Sub.

                  (s) To the knowledge of Sub, there are no contracts, licenses or agreements between Sub and any other Person with respect to Sub Intellectual Property under which there is any dispute regarding the scope of such agreement, or performance under such agreement, including with respect to any payments to be made or received by Sub thereunder.

                  (t) To Sub's knowledge, no Person is infringing or misappropriating any Sub Intellectual Property.

                  (u) Sub has taken all steps that are reasonably required to protect Sub's rights in confidential information and trade secrets of Sub or provided by any other person to Sub. Without limiting the foregoing, Sub has and enforces a policy requiring each employee and consultant of Sub to execute a proprietary rights and confidentiality agreement substantially in the form set forth in Schedule 5.13 and all current and former employees and consultants of Sub who have created or modified any of Sub Intellectual Property have executed such an agreement assigning all of such employees' and consultants' rights in and to Sub Intellectual Property to the Seller.

                  (v) Neither this Agreement nor the transactions contemplated by this Agreement, will result in (i) Sub's granting to any third party any right to or with respect to any Intellectual Property owned by, or licensed to, Sub, (ii) Sub's being bound by, or subject to, any non-compete or other restriction on the operation or scope of their respective businesses, or (iii) Sub's being obligated to pay any royalties or other amounts to any third party in excess of those payable by Sub prior to the Closing.

                  (w) All of Sub's Products (including products currently under development): (i) are Year 2000 Compliant; and (ii) will lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000.

         5.14 INSURANCE. Schedule 5.14 contains a complete and correct list of all insurance policies maintained by Seller and Sub with respect to Sub, together with a schedule of required premiums, premium payment dates and any prepaid premiums under each such policy. Seller and Sub have made available to Buyer complete and correct copies of all such policies together with all riders and amendments thereto. Such policies are in full force and effect, and all premiums due thereon have been paid. Seller and Sub have complied in all material respects with the provisions of such policies. No notice has been received canceling or threatening to cancel or refusing to renew any of such insurance. The rights of the insured under such policies will not be terminated or adversely affected by the Closing or the consummation of the other transactions contemplated hereby. There is currently no basis for any insurance claim by Seller or Sub.

         5.15 EMPLOYEE MATTERS.

                  (a) Schedule 5.15 contains (i) a list of all employees of Sub and (ii) a true and complete list of all remuneration payable and other benefits provided which Seller or Sub is bound to provide (whether at present or in the future) to each such employee, or any person connected with any such employee, and includes, if any, particulars of all profit sharing, incentive and bonus arrangements to which Seller is a party, whether legally binding or not.

                  (b) Schedule 5.15 contains an accurate and complete list of each Employee Plan and each Employee Contract under each Employee Plan or Employee Contract of Sub. Sub has made available to Buyer correct and complete copies of all documents embodying each Employee Plan and each Employee Contract of Sub including, without limitation, all amendments thereto and all related trust documents.

                  (c) Sub has never maintained, established, sponsored, participated in, or contributed to, any (i) "employee pension benefit plan" within the meaning of Section 3(2) of ERISA subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code, or (ii) "multiemployer plan" within the meaning of Section (3)(37) of ERISA, in either case for the benefit of any employees of Sub.

                  (d) None of Sub's employees has received a pension grant or any other kind of voluntary pension benefit.

                  (e) None of Sub's employees has given or received notice of termination and Sub has not given notice of any reduction to any employee of Sub or Governmental Entity or started consultations with any trade union pursuant to any statute or regulation.

                  (f) No collective bargaining agreement exists that is binding on Sub with respect to its employees, and to Sub's knowledge, no petition has been filed or proceeding instituted, or any action taken in contemplation of any such filing or institution, by an employee or group of employees of Sub, with the National Labor Relations Board seeking recognition of a bargaining representative.

                  (g) There is no labor strike, dispute, slow down or stoppage pending or threatened against Sub by its employees, and Sub has received no demand letters, civil rights charges, suits or drafts of suits with respect to claims made by any of its employees.

                  (h) All individuals who are or were performing consulting or other services for Sub are or were correctly classified by Sub as either "independent contractors" or "employees," as the case may be, and, at the Closing Date, will qualify for such classification.

                  (i) With respect to each of its employees, Sub has provided Buyer with true and correct information concerning the annual salary or wages, as well as any incentives or bonus arrangement, with respect to such person. Except as contemplated by this Agreement, to the knowledge of Seller and Sub, no such person will or may cease to be engaged by Sub for any reason, including because of the consummation of the transactions contemplated by this Agreement.

                  (j) Sub is in compliance with all applicable material laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to its employees.

                  (k) Sub has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to its employees.

                  (l) There are no pending or, to the knowledge of Sub, threatened claims or actions by any employee of Sub against Seller under any worker's compensation policy or long-term disability policy.

                  (m) To the knowledge of Sub, none of its employees is obligated under any Contract or subject to any judgment, decree or order of any court or administrative agency that would interfere with such employee's efforts to promote the interests of Sub or that would interfere with Sub's business or operations. To the knowledge of Sub, neither the execution nor delivery of this Agreement, nor the carrying on of the business of Sub as presently conducted nor any activity of Sub's employees in connection with the carrying on of such business as presently conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any Contract under which any of such employees is now bound.

         5.16 LITIGATION; COMPLIANCE; PERMITS.

                  (a) Except as disclosed in Schedule 5.16, there are no actions, suits, proceedings, arbitrations or governmental investigations pending or threatened against, by or affecting Sub, or which will prevent, hinder or delay the execution and performance of this Agreement or any of the transactions contemplated hereby, or could declare this Agreement unlawful or cause the rescission of any of the transactions hereunder, or require Buyer to divest itself of the Stock; nor has any such suit been pending within the two (2) years prior to the date hereof. Sub has not been charged with or received notice of any violation of any applicable law, rule, regulation, ordinance, order or decree relating to it, or the operation of its business, nor is there any threatened claim of such violation (including any investigation) or any basis therefor.

                  (b) Sub has complied and is in compliance with, all laws, rules, regulations, ordinances, orders, judgments, decrees, writs, injunctions, building codes, safety, fire and health approvals, certificates of occupancy or other governmental restrictions applicable to Sub, its assets, employees and employment practices.

                  (c) Sub has all material governmental licenses, permits, approvals or other authorizations required for the conduct of their business as now conducted, all of which are in full force and effect; there is no action pending or threatened, to terminate any rights under any such governmental licenses, permits or authorizations; none of such licenses, permits, approvals and authorizations will be materially adversely affected by the Stock Sale or the consummation of the other transactions contemplated by this Agreement.

         5.17 ENVIRONMENTAL COMPLIANCE. Sub is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety and no material expenditures are required to comply with any such existing statute, law or regulation.

         5.18 CORPORATE RECORDS. An extract from the Commercial Register of Tallinn, Estonia, certified by the registry secretary of the Commercial Register of Tallinn, Estonia and a copy of the bylaws of Sub, as amended to date, certified by the registry secretary of the Commercial Register of Tallinn, Estonia, all under a date not more than five (5) days prior to the Closing Date which have been delivered to Buyer are complete and correct, and the minute books of Sub correctly reflect all material corporate actions taken at all meetings of directors (including committees thereof) and stockholders, and correctly record all resolutions certified copies of which have been delivered to Buyer. The stock ledger is complete and correct and correctly reflect all issuances and transfers of the capital stock of Sub.

         5.19 BANK ACCOUNTS; POWER OF ATTORNEY. Schedule 5.19 correctly sets forth: (i) a list of all banks in which Sub has an account or safety deposit box, account number, purpose of such account or safety deposit box and the names of all persons authorized to draw thereon or have access thereto; and (ii) the names of all persons holding powers of attorney from Sub and a description of the power of attorney.

         5.20 WARRANTIES. During the past three (3) years Sub has not given any written warranties with respect to any of their respective products or services.
Schedule 5.20 sets forth a description of all claims concerning product liability or arising from services provided which have been made against Sub during the past three (3) years.

         5.21 FOREIGN CORRUPT PRACTICES. To the knowledge of Seller and Sub, neither Seller nor Sub has made, offered or agreed to offer anything of value to any government official, political party or candidate for government office nor has it taken any action which would cause the Seller or Sub to be in violation of any law of any foreign jurisdiction or the United States, including the Foreign Corrupt Practices Act of 1977.

         5.22 COMPLETE COPIES. Seller or Sub has delivered or made available true and complete copies of each existing document of Sub that Buyer, or its counsel, has requested in writing.

         5.23 DISCLOSURE. None of the representations or warranties made by Seller or Sub in this ARTICLE 5 (as modified by the Sub Disclosure Schedule), nor any written statement or certificate furnished or to be furnished at or before the Closing by or on behalf of Seller or Sub with respect to Sub to Buyer or its agents pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which made, not misleading.

                                   ARTICLE 6

                     REPRESENTATIONS AND WARRANTIES OF BUYER
                     ---------------------------------------

         Buyer hereby represents and warrants to Seller as of the date of this Agreement and as of the Closing Date, as though made as of the Closing Date, as follows:

         6.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of Delaware.


         6.2 AUTHORITY. Buyer has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitute the valid and binding obligations of Buyer, enforceable in accordance with their terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

         6.3 NO CONFLICT. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will not conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a Conflict under (i) any provision of the certificate of incorporation, as amended, and bylaws of Buyer, (ii) any Contract to which Buyer or any of its respective properties or assets are subject and which has been filed as an exhibit to Buyer's filings under the Securities Act or the Exchange Act, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer or its properties or assets, except in each case where such Conflict will not have a material adverse effect on Buyer or will not affect the legality, validity or enforceability of this Agreement or the ability of Buyer to perform its obligations hereunder.

         6.4 CONSENTS. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, or any third party is required by or with respect to Buyer in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby and thereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not have a material adverse effect on Buyer.

         6.5 BROKERS' AND FINDERS' FEES. Buyer has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         6.6 PURCHASE PRICE. Buyer has, and at the Closing will have, adequate immediately available funds to pay the Purchase Price on the Closing Date.

                                   ARTICLE 7

                            COVENANTS AND AGREEMENTS
                            ------------------------

         7.1 ACCESS. During the period commencing on the date of this Agreement and continuing through the Closing Date (the "Pre-Closing Period"), Seller and Sub will (i) afford Buyer, its counsel and its accountants at all reasonable times during normal business hours (A) full and free access to Sub's personnel, properties, Contracts, books and records, and other documents and data and (B) the right to make copies and extracts therefrom, and (ii) furnish Buyer, its counsel and its accountants with such additional financial, operating, and other data and information with respect to Sub as Buyer may reasonably request in writing. During the Pre-Closing Period, Seller, upon reasonable prior written notice from Buyer to Seller, will (a) afford to Buyer and its representatives, at all reasonable times during normal business hours, full and complete access to Seller's personnel, professional advisors, properties, the Transferred Contracts, Customer and Sales Records, and other documents and data (including access to all source code related to the Products), (b) furnish Buyer and its representatives with copies of all such Contracts, Customer and Sales Records, and other existing documents and data as Buyer may reasonably request in writing, and (c) furnish Buyer and its representatives with such additional financial (including Tax Returns and supporting documentation), operating, and other data and information as Buyer may reasonably request in writing, in the case of (a) through (c) above primarily relating to the Products and the Acquired Assets. No information or knowledge obtained in any investigation pursuant to this Section 7.1 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties hereto to consummate the transactions contemplated hereby.

         7.2 OPERATION OF THE BUSINESSES.

                  (a) During the Pre-Closing Period, except as set forth in
Section 7.2(a) of the Seller Disclosure Schedule, unless otherwise agreed in writing by Buyer, Seller will:

                           (i) pay the debts and Taxes related to the Acquired
Assets when due;

                           (ii) pay or perform other obligations related to the
Acquired Assets when due;

                           (iii) confer with Buyer concerning any matters, other
than matters related to the Dissolution, relating to the Products and Acquired Assets of a significant nature; and

                           (iv) use commercially reasonable, good faith efforts
to maintain all of the Acquired Assets in their current condition, ordinary wear and tear excepted and, in the event of any damage to or destruction of any of the Acquired Assets prior to the Closing Date, promptly replace, repair or restore such Acquired Assets.

                  (b) During the Pre-Closing Period, except as set forth in
Section 7.2(b) of the Seller Disclosure Schedule, unless otherwise agreed in writing by Buyer, Seller and Sub will:

                           (i) except as otherwise allowed or required pursuant
to the terms of this Agreement, conduct the business of Sub in the usual, regular and ordinary course in substantially the same manner as heretofore conducted;

                           (ii) pay the debts and Taxes of Sub when due;

                           (iii) pay or perform other obligations of Sub when
due;

                           (iv) use commercially reasonable, good faith efforts
to preserve intact the current business organization of Sub, keep available the services of the current employees and agents of Sub, and maintain the relations and goodwill with the suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with Sub, with the goal of preserving unimpaired the goodwill and ongoing business of Sub as of the Closing;

                           (v) confer with Buyer concerning business or
operational matters relating to Sub of a significant nature;

                           (vi) use commercially reasonable, good faith efforts
to maintain all of the assets of Sub in their current condition, ordinary wear and tear excepted and, in the event of any damage to or destruction of any of such assets prior to the Closing Date, promptly replace, repair or restore such assets;

                           (vii) maintain the books and records of Sub in the
usual, regular and ordinary manner, on a basis consistent with prior years; and

                           (viii) report periodically to Buyer concerning the
status and operation of Sub's business.

         7.3 CONDUCT PRIOR TO CLOSING.

                  (a) Except as otherwise expressly permitted by this Agreement or set forth in Section 7.3(a) of the Seller Disclosure Schedule, during the Pre-Closing Period, Seller will not, without the prior written consent of Buyer (which consent may not be unreasonably withheld or delayed):

                           (i) buy, or enter into any inbound license agreement
with respect to, the Intellectual Property Rights of any third party to be incorporated in or used in connection with the Products or sell, lease or otherwise transfer or dispose of, or enter into any outbound license agreement with respect to, any of the Acquired Assets with any third party;

                           (ii) propose or enter into a Contract with any
person, other than Buyer, providing for the possible acquisition, transfer or disposition (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) of any of the Acquired Assets or a material portion of the capital stock of Seller;

                           (iii) enter into any Contract relating to (i) the
sale or distribution of any Product, (ii) the provision of any services, or
(iii) any of the Acquired Assets;

                           (iv) change pricing or royalties charged to customers
or licensees with respect to the Products;

                           (v) enter into any strategic arrangement or
relationship or joint marketing arrangement or agreement with respect to the Products and the Acquired Assets;

                           (vi) amend or modify, or violate the terms of, any of
the Transferred Contracts;

                           (vii) make or change any election in respect of
Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes, in each case relating to the Products and the Acquired Assets;

                           (viii) commence or settle any Actions or Proceedings
or obtain any releases of threatened Actions or Proceedings involving or relating to the Products or the Acquired Assets;

                           (ix) take any action, or fail to take any action,
which would result in the condition set forth in Section 8.2(a)(i) not being true and correct on and as of the Closing Date; or

                           (x) make any sales of the Products; or

                           (xi) take, or agree in writing or otherwise to take,
any of the actions described in Section 7.3(a)(i) through Section 7.3(a)(x) above, or any other action that would prevent Seller from performing or cause Seller not to perform its covenants hereunder.

                  (b) Except as otherwise expressly permitted by this Agreement or set forth in Section 7.3(b) of the Seller Disclosure Schedule, during the Pre-Closing Period, neither Seller nor Sub will, without the prior written consent of Buyer, take any affirmative action, or fail to take any reasonable action within its control, as a result of which any of the changes or events listed in Section 5.7 would be reasonably expected to occur.

         7.4 CONFIDENTIALITY. Each of the parties hereto hereby agrees that the information obtained pursuant to Section 7.1 hereof, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, shall be governed by the terms of the Mutual Non-Disclosure Agreement, dated effective March 5, 2002, between Buyer and Seller (the "Non-Disclosure Agreement").

         7.5 COLLATERAL AGREEMENTS; SHARE PURCHASE AGREEMENT. The parties hereto shall enter into the Collateral Agreements and the Share Purchase Agreement.

         7.6 COVENANT NOT TO COMPETE OR SOLICIT.

                  (a) Beginning on the Closing Date and ending on the third
(3rd) anniversary of the Closing Date (the "Non-Competition Period"), Seller shall not directly or indirectly (other than on behalf of Buyer), without the prior written consent of Buyer, engage in a Competitive Business Activity (as defined below) anywhere in the Restricted Territory (as defined below). For purposes of Section 7.6, the term "Competitive Business Activity" shall mean:
(i) engaging in, managing or directing persons engaged in any business related to Seller's current business with respect to the Products; (ii) acquiring or having an ownership interest in any entity which derives revenues from any business related to Seller's business with respect to the Products (except for ownership of one percent (1%) or less of any entity whose securities have been registered under the Securities Act of 1933, as amended, or Section 12 of the Securities Exchange Act of 1934, as amended); or (iii) participating in the financing, operation, management or control of any firm, partnership, corporation, entity or business described in clause (ii) of this sentence. For purposes of Section 7.6, the term "Restricted Territory" shall mean each and every country, province, state, city or other political subdivision of the world including those in which Seller is currently engaged in business with respect to the Products or otherwise distributes, licenses or sells the Products.

                  (b) Beginning on the Closing Date and ending on the second
(2nd) anniversary of the Closing Date, Seller shall not directly or indirectly solicit, encourage or take any other action which is intended to induce or encourage, or has the effect of inducing of encouraging, any employee or former employee of Seller who has accepted employment with Buyer to terminate his or her employment with Buyer.

                  (c) The covenants contained in Section 7.6(a) shall be construed as a series of separate covenants, one for each country, province, state, city or other political subdivision of the Restricted Territory. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in Section 7.6(a). If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that the provisions of this Section 7.6(a) are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable laws.

                  (d) Seller acknowledges that (i) the goodwill associated with the existing business, customers, the Products and the Acquired Assets prior to the Closing are an integral component of the value of the Acquired Assets to Buyer and is reflected in the value of the Purchase Price to be received by Seller, and (ii) Seller's agreement as set forth in Sections 7.6(a) and 7.6(b) is necessary to preserve the value of the Products and the Acquired Assets for Buyer following the Closing. Seller also acknowledges that the limitations of time, geography and scope of activity agreed to in Section 7.6(a) are reasonable because, among other things, (A) Buyer and Seller are engaged in a highly competitive industry, (B) Seller has had unique access to the trade secrets and know-how including, without limitation, the plans and strategy (and, in particular, the competitive strategy) related to the Products and the Acquired Assets, and (C) Seller is receiving significant consideration in connection with the consummation of the transactions contemplated by this Agreement.

                  (e) The parties agree that in the event of a breach or threatened breach by Seller of any of the covenants set forth in Sections 7.6(a) and 7.6(b), monetary damages alone would be inadequate to fully protect Buyer from, and compensate Buyer for, the harm caused by such breach or threatened breach. Accordingly, Seller agrees that if it breaches or threatens breach of any provision of Sections 7.6(a) and 7.6(b), Buyer shall be entitled to, in addition to any other right or remedy otherwise available, the right to injunctive relief restraining such breach or threatened breach and to specific performance of any such provision of Sections 7.6(a) and 7.6(b), and Buyer shall not be required to post a bond in connection with, or as a condition to, obtaining such relief before a court of competent jurisdiction.

         7.7 NO SOLICITATION.

                  (a) Subject to the fiduciary duties of the board of directors of Seller under applicable laws, until the earlier of (i) the Closing Date and
(ii) the Termination Date, Seller shall not (nor will Seller permit any of Seller's or Sub's current officers, directors, employees, agents, representatives or affiliates to), directly or indirectly, take any of the following actions with any party other than Buyer and its designees: (i) solicit, encourage, initiate or participate in any negotiations or discussions with respect to, any offer or proposal for an Acquisition Transaction, (ii) disclose any information not customarily disclosed to any Person concerning the business of Seller if such information is reasonably likely to result in an offer or proposal for an Acquisition Transaction, (iii) assist or cooperate with any Person to make any proposal for an Acquisition Transaction, or (iv) enter into any agreement with any Person contemplating an Acquisition Transaction. In the event Seller or any of its officers, directors, employees, agents, representatives or affiliates shall receive any BONA FIDE offer or proposal, directly or indirectly, of the type referred to in clause (i) or (iii) above, or any request for disclosure or access pursuant to clause (ii) above, it shall promptly inform Buyer as to any such offer or proposal and, subject to the fiduciary duties of the board of directors of Seller under applicable laws and subject to then existing contractual obligation of the Seller, will cooperate with Buyer by furnishing information regarding such third-party offer or proposal that Buyer may reasonably request in writing. The parties hereto agree that irreparable damage would occur in the event that the provisions of this
Section 7.7 were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed by Seller that Buyer is entitled to seek an injunction or injunctions to prevent breaches of the provisions of this
Section 7.7 and to enforce specifically the terms and provisions hereof in any court of the United States having jurisdiction, this being in addition to any other remedy to which Buyer may be entitled at law or in equity.

                  (b) For purposes of Section 7.7, "Acquisition Transaction" shall mean any transaction or series of related transactions involving the acquisition by any Person (other than the Buyer) of (i) any of the Acquired Assets, (ii) all or a majority of Seller's capital stock whether by merger, purchase of assets, tender offer or otherwise, or effect any such transaction to the extent such transaction (A) would be consummated prior to the earlier of the consummation of the transactions contemplated hereby or the termination of this Agreement and (B) does not expressly provide that the Acquiring Person will perform, and will cause the Seller to perform, all of Seller's obligations under this Agreement as in existence on the date hereof, or (iii) Sub or the Stock. In addition, for purposes of Section 7.7, an "Acquiring Person" shall mean any Person acquiring all or a majority of the Seller's capital stock whether by merger, purchase of assets, tender offer or otherwise.

         7.8 NOTIFICATION OF CERTAIN MATTERS. During the Pre-Closing Period, the parties hereto shall give prompt notice to each other of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any failure to comply with or satisfy any of the closing conditions set forth in Article 8 to be satisfied on or prior to the Termination Date; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 7.8 shall not limit or otherwise affect any remedies available to the party receiving such notice.

         7.9 PUBLIC DISCLOSURE. Unless otherwise required by applicable laws or by obligations pursuant to any listing agreement with or rules of the National Association of Securities Dealers, Inc. or The Nasdaq Stock Market, neither Buyer nor Seller shall issue any statement or communication to any third party (other than their respective agents) regarding the subject matter of this Agreement or the transactions contemplated hereby, including, if applicable, the termination of this Agreement and the reasons therefor, without the consent of the other party, which consent shall not be unreasonably withheld. Each of Buyer and Seller shall use commercially reasonable efforts to consult with, and use commercially reasonable efforts to accommodate, the comments of the other before issuing any press release or otherwise making any public statement with respect to this Agreement and the transactions contemplated hereby.

         7.10 USE OF CONFIDENTIAL INFORMATION. Notwithstanding anything the contrary contained herein or in any other agreement of Seller, including any agreement between Seller and any employee of Seller, Buyer shall have the unrestricted, sublicensable and transferable right, and Seller hereby consents to such rights of Buyer, to use, disclose and exploit in any manner and without restriction any and all confidential information disclosed to, or learned by, Buyer exclusively in connection with the Asset Sale. To the extent that any of Seller's employees may be bound by any agreement or policy of Seller that would in any way limit or restrict the rights of Buyer to confidential information under this Section 7.10, Seller shall not assert, enforce or otherwise exercise its rights under such agreement or policy against any such employee or Buyer.

         7.11 CONSENTS. During the Pre-Closing Period, each of Seller and Sub shall exercise its commercially reasonable efforts to obtain the consents, waivers and approvals under any of the Transferred Contracts as may be required in connection with this Agreement and the transactions contemplated hereby so as to assign all rights of, and benefits to, Buyer thereunder.

         7.12 Benefits Liabilities. From and after the Closing Date, except as otherwise agreed to by Buyer and Seller pursuant to a written agreement, Seller shall be solely responsible for all Benefits Liabilities relating to its employees and former employees arising under, resulting from or relating to any Employee Plans whether incurred before, on or after the Closing Date.

         7.13 MEETING OF STOCKHOLDERS.

                  (a) Seller shall as promptly as reasonably practicable after the date hereof take all action necessary in accordance with Delaware law and its certificate of incorporation, bylaws and agreements to convene a special meeting of its stockholders for the purpose of considering and voting upon the Asset Sale (the "Seller Stockholders Meeting"). Seller shall use its commercially reasonable efforts to solicit from stockholders of Seller proxies in favor of the Asset Sale to take all other action necessary or advisable to secure the vote or consent of stockholders required by Delaware law and its certificate of incorporation, bylaws and agreements to effect the transactions contemplated hereby. Seller shall ensure that all proxies solicited in connection with such stockholders' meeting are solicited in compliance with applicable law.

                  (b) Seller will prepare and distribute to its stockholders in connection with the Seller Stockholders Meeting a proxy statement (the "Seller Proxy Statement") in compliance with all applicable law. The Seller Proxy Statement shall include a statement to the effect that the board of directors of Seller unanimously recommends that Seller's stockholders vote in favor of and otherwise approve the Asset Sale (the "Board Recommendation"). In each case, subject to the fiduciary duties of the board of directors of Seller under applicable laws, (i) the Board Recommendation shall not be withdrawn or modified in a manner adverse to Buyer, and (ii) no resolution by the board of directors of Seller or any committee thereof to withdraw or modify the Board Recommendation in a manner adverse to Buyer shall be adopted or proposed.

         7.14 WARN ACT. Seller shall be solely responsible for ensuring compliance with the WARN Act and all other applicable laws and payment of accrued vacation or paid time off in connection with any reductions in force or other terminations of its employees.

         7.15 REASONABLE EFFORTS. Subject to the terms and conditions provided in this Agreement, after the Closing, each of the parties hereto shall use commercially reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; PROVIDED THAT no party to this Agreement shall be required to agree to any divestiture of shares of capital stock or of any business, assets or property of Buyer or its subsidiaries or affiliates or of Seller, as the case may be, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

         7.16 ADDITIONAL DOCUMENTS AND FURTHER ASSURANCES. After the Closing, each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or reasonably desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

                                   ARTICLE 8

                            CONDITIONS TO THE CLOSING
                            -------------------------

         8.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of each party to effect the transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing, of the following conditions:

                  (a) NO ORDER. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the transactions contemplated hereby illegal or otherwise prohibiting the consummation of the transactions contemplated hereby.

                  (b) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect, nor shall any proceeding brought by a Governmental Entity be seeking any of the foregoing be pending.

                  (c) SELLER STOCKHOLDER APPROVAL. At the Seller Stockholder Meeting, the Asset Sale shall have been approved by the required vote of the stockholders of Seller.

                  (d) GOVERNMENTAL APPROVAL. Any governmental or regulatory notices, approvals or other requirements necessary to consummate the transactions contemplated hereby shall have been given, obtained or complied with, as applicable.

         8.2 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF BUYER. The obligation of Buyer to effect the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Buyer:

                  (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. (i) The representations and warranties of Seller in this Agreement (A) were true and correct on the date of this Agreement and (B) shall be true and correct on and as of the Closing Date as though such representations and warranties were made on and as of such time, except in the case of each of (A) and (B) for any inaccuracy of such representations and warranties which would not be reasonably expected to have a Material Adverse Effect on the Acquired Assets as of the Closing Date, and (ii) Seller shall have performed and complied in all material respects with all covenants and obligations under this Agreement required to be performed and complied with by Seller as of the Closing.

                  (b) REPRESENTATIONS, WARRANTIES AND COVENANTS. (i) The representations and warranties of Sub in this Agreement (A) were true and correct on the date of this Agreement and (B) shall be true and correct on and as of the Closing Date as though such representations and warranties were made on and as of such time, except in the case of each of (A) and (B) for any inaccuracy of such representations and warranties which would not be reasonably expected to have a Material Adverse Effect on the Acquired Assets as of the Closing Date, and (ii) Sub shall have performed and complied in all material respects with all covenants and obligations under this Agreement required to be performed and complied with by Sub as of the Closing.

                  (c) RELEASE OF LIENS. Buyer shall have received from Seller a duly and validly executed copy of all agreements, instruments, certificates and other documents, in form and substance reasonably satisfactory to Buyer, that are necessary or appropriate to evidence the release of all Liens set forth in
Schedule 8.2(b) to this Agreement.

                  (d) CERTIFICATE OF SELLER. Buyer shall have received a certificate, validly executed by the Chief Executive Officer of Seller for and on its behalf, to the effect that, as of the Closing the conditions set forth in
Section 8.2(a)(i) and Section 8.2(a)(ii) have been satisfied.

                  (e) CERTIFICATE OF SUB. Buyer shall have received a certificate, validly executed by a member of the Management Board of Sub for and on its behalf, certifying (i) that, as of the Closing, the conditions set forth in Section 8.2(b)(i) and Section 8.2(b)(ii) have been satisfied and (ii) as to the terms and effectiveness of the charter documents of Sub.

                  (f) CERTIFICATE OF SECRETARY OF SELLER. Buyer shall have received a certificate, validly executed by the Secretary of Seller, certifying as to (i) the terms and effectiveness of the certificate of incorporation and the bylaws of Seller, and (ii) the valid adoption of resolutions of the Board of Directors of Seller approving this Agreement and the consummation of the transactions contemplated hereby.

                  (g) DELIVERIES. Each of Seller and Sub shall have delivered to Buyer executed copies of the Collateral Agreements and the Share Purchase Agreement.

                  (h) TERMINATION OF AGREEMENT ON INTELLECTUAL PROPERTY RIGHTS. Seller and Sub shall have terminated that certain Agreement on Transfer of Intellectual Property Rights, dated January 10, 2002, between Seller and Sub, and any other agreement relating to the transfer of intellectual property rights from Sub to Seller to be effective as of the Closing, and shall have delivered to Buyer executed copies of all such terminations.

                  (i) RESIGNATIONS OF MEMBERS OF MANAGEMENT BOARD OF SUB. Seller or Sub shall have delivered written resignations of each member of the Management Board of Sub, whereby each of them resign, from the Management Board of Sub as of the date of the Share Purchase Agreement. All actions necessary under the laws of the Republic of Estonia and the charter documents of Sub to effect such resignations shall be taken on or prior to the Closing Date. Each resignation letter shall confirm that the board member has no claims against Sub.

         8.3 ADDITIONAL CONDITIONS TO OBLIGATIONS OF SELLER. The obligations of Seller to consummate and effect the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Seller:

                  (a) Representations, Warranties and Covenants. (i) The representations and warranties of Buyer in this Agreement were true and correct when made, and (ii) Buyer shall have performed and complied in all material respects with all covenants and obligations under this Agreement required to be performed and complied with by Buyer as of the Closing.

                  (b) CERTIFICATE OF BUYER. Seller shall have received a certificate of the Buyer validly executed by the Chief Executive Officer of Buyer for and on its behalf, to the effect that, as of the Closing the conditions set forth in Section 8.3(a)(i) and 8.3(a)(ii) have been satisfied.

                  (c) DELIVERIES. The Buyer shall have paid to Seller the Purchase Price and the Working Capital Reimbursement Amount in immediately available funds in United States dollars. Buyer shall have delivered to Seller executed copies of the Collateral Agreements and the Share Purchase Agreement.

                                   ARTICLE 9

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES
                   ------------------------------------------

         9.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of each of Seller and Sub contained in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement, shall terminate on the Closing Date. The representations and warranties of Buyer contained in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement, shall terminate on the Closing Date.

                                   ARTICLE 10

                        TERMINATION, AMENDMENT AND WAIVER
                        ---------------------------------

         10.1 TERMINATION. Except as provided in Section 10.2, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:

                  (a) by mutual written consent of Buyer and Seller;

                  (b) by Buyer or Seller if the Closing Date shall not have occurred by November 15, 2002 (the "Termination Date"); PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Closing to occur on or before the Termination Date and such action or failure to act constitutes breach of this Agreement;

                  (c) by Buyer or Seller if: (i) there shall be a final non-appealable order of a federal or state court in effect preventing the Closing, or (ii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Closing by any Governmental Entity that would make consummation of the Closing illegal;

                  (d) by Buyer if there shall be any action taken by a Governmental Entity, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the transactions contemplated by this Agreement by any Governmental Entity, which would: (i) prohibit Buyer's ownership or operation of any material portion of the Acquired Assets or (ii) compel Buyer or Seller to dispose of or hold separate all or any portion of the business or assets of Buyer or Seller as a result of the Closing;

                  (e) by any party if (i) the Seller Stockholders Meeting (including any adjournments and postponements thereof) shall not have been held and completed prior to the Termination Date or shall have been held and completed and the stockholders of Seller shall have taken a final vote on a proposal to approve the Asset Sale; and (ii) the Asset Sale shall not have been approved at the Seller Stockholders Meeting (and shall not have been approved at any adjournment or postponement thereof) by the required approval of the stockholders of Seller; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 10.1(e) shall not be available to Seller where the failure to hold the Seller Stockholders Meeting and to obtain Seller stockholder approval shall have been caused by the action or failure to act of Seller and such action or failure to act constitutes a breach by Seller of this Agreement; PROVIDED FURTHER, HOWEVER, that the right to terminate this Agreement under this
Section 10.1(e) shall not be available to Buyer where the failure to hold the Seller Stockholders Meeting and to obtain Seller stockholder approval shall have been caused by the action or failure to act of Buyer and such action or failure to act constitutes a breach by Buyer of this Agreement.

                  (f) by Buyer (at any time prior to the approval of the Asset Sale by the required vote of the stockholders of Seller) if (i) Seller's board of directors or any committee thereof shall have withdrawn or modified in a manner adverse to Buyer the Board Recommendation or (ii) Seller's board of directors failed to reconfirm the Board Recommendation within five (5) business days upon a written request by the Buyer after an Acquisition Transaction has been publicly announced.

                  (g) by Buyer if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement of Seller contained in this Agreement such that the conditions set forth in Section 8.2 would not be satisfied and such breach has not been cured within ten (10) calendar days after written notice thereof to Seller; PROVIDED, HOWEVER, that no cure period shall be required for a breach which by its nature cannot be cured; or

                  (h) by Seller if is not in material breach of their respective obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement of Buyer contained in this Agreement such that the conditions set forth in Section 8.3 would not be satisfied and such breach has not been cured within ten (10) calendar days after written notice thereof to Buyer; PROVIDED, HOWEVER, that no cure period shall be required for a breach which by its nature cannot be cured.

         10.2 EFFECT OF TERMINATION; NOTICE OF TERMINATION. In the event of termination of this Agreement as provided in Section 10.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto, or its affiliates, officers, directors or stockholders, provided that each party shall remain liable for any breaches of this Agreement prior to its termination; and PROVIDED FURTHER THAT, the provisions of Section 7.4, Article 11, and this Section 10.2 shall remain in full force and effect and survive any termination of this Agreement. Notwithstanding the foregoing, nothing contained herein shall relieve any party from liability for any breach hereof prior to such termination. Any termination of this Agreement under
Section 10.1 will be effective immediately upon the delivery of written notice thereof by the terminating party to the other party hereto (or, in the case of termination pursuant to Section 10.1(g) or Section 10.1(h), on the date specified therein).

         10.3 AMENDMENT. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

         10.4 EXTENSION; WAIVER. At any time prior to the Closing, Buyer, on the one hand, and Seller, on the other hand, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and
(iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE 11

                                     GENERAL
                                     -------

         11.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice); PROVIDED, HOWEVER, that notices sent by mail will not be deemed given until received:

          (a)      if to Buyer, to:
                   Altiris, Inc.
                   588 West 400 South
                   Lindon, Utah 84042
                   ATTENTION: GENERAL COUNSEL
                   Telephone No.:      801-805-2400
                   Facsimile No.:      801-805-2589

                   with a copy to (which copy shall not constitute notice):

                   Wilson Sonsini Goodrich & Rosati
                   Professional Corporation
                   2795 E. Cottonwood Parkway, Suite 300
                   Salt Lake City, Utah 84121
                   ATTENTION:  ROBERT G. O'CONNOR
                   Telephone No.:      801.993.6400
                   Facsimile No.:      801.993-6499

          (b)      if to Seller, to:

                   Previo, Inc.
                   12636 High Bluff Drive, Suite 400
                   San Diego, California 92130-2093
                   ATTENTION:  CHIEF FINANCIAL OFFICER
                   Telephone No.:  858-794-3789
                   Facsimile No.:      858-794-4572

                   with a copy to (which copy shall not constitute notice):

                   Cooley Godward LLP
                   4401 Eastgate Mall
                   San Diego, California  92121-6420
                   ATTENTION:   CARL R. SANCHEZ, ESQ.
                                DEYAN P. SPIRIDONOV, ESQ.
                   Telephone No.:      858.550.6000
                   Facsimile No.:      858.550.6420

         11.2 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement, the Exhibits hereto, the Seller Disclosure Schedule, the Sub Disclosure Schedule, the Non-Disclosure Agreement, and the documents and instruments and other agreements among the parties hereto referenced herein: (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof; (ii) are not intended to confer upon any other person any rights or remedies hereunder; and (iii) shall not be assigned by operation of law or otherwise, except that Buyer may assign its rights and delegate its obligations hereunder to its affiliates as long as Buyer remains ultimately liable for all of Buyer's obligations hereunder.

         11.3 SEVERABILITY. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         11.4 OTHER REMEDIES. Any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

         11.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

         11.6 JURISDICTION AND VENUE. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within Salt Lake City, State of Utah, in connection with any claims brought after the Closing Date based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Utah for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

         11.7 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefor, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         11.8 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AND ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

         11.9 FEES AND EXPENSES. Whether or not the transactions contemplated herein are consummated, all expenses, including without limitation all legal, accounting, financial advisory, consulting and other fees, incurred in connection with the negotiation or effectuation of this Agreement or consummation of such transactions, shall be the obligation of the respective party incurring such expenses.

         11.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.




                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                   SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT


         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first above written.


                                        "BUYER"


                                        ALTIRIS, INC.


                                        By:  /s/ Jan Newman
                                             -----------------------------------

                                        Name:  Jan Newman
                                               ---------------------------------

                                        Title:  V.P. of Business Development
                                                --------------------------------

                                        "SELLER"


                                        PREVIO, INC.


                                        By:  /s/ Cliff Flowers
                                             -----------------------------------

                                        Name:  Cliff Flowers
                                               ---------------------------------

                                        Title:  CFO
                                                --------------------------------



                                        "SUB"


                                        PREVIO ESTONIA OU


                                        By:  /s/ Cliff Flowers
                                             -----------------------------------

                                        Name:  Cliff Flowers
                                               ---------------------------------

                                        Title:  Attorney-in-Fact
                                                --------------------------------